Exhibit 4.1

Execution Version

INDENTURE

DATED AS OF MAY 14, 2020

BETWEEN

BIOMARIN PHARMACEUTICAL INC.

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

1.25% Convertible Senior Subordinated Notes due 2027

i

Section 15.12	U.S.A. Patriot Act	93
Section 15.13	Force Majeure	94
Section 15.14	Table of Contents; Headings	94

v

THIS INDENTURE (this “Indenture”), dated as of May 14, 2020, is between BioMarin Pharmaceutical Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the issuance and sale of up to $550,000,000 (or, if the Initial Purchasers’ exercise the Shoe Option, $600,000,000) aggregate principal amount of the Company’s 1.25% Senior Subordinated Convertible Notes due 2027 (the “Notes” and each of them a “Note”) has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors;

WHEREAS, the form of Note and the certificate of authentication to be borne by each Note, are to be substantially in the form hereinafter provided;

WHEREAS, all acts and things necessary to make this Indenture and the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, the valid, binding and legal obligations of the Company, enforceable according to their terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“2020 Notes” means the Company’s 1.50% Senior Subordinated Convertible Notes due 2020 issued pursuant to that certain indenture, dated October 15, 2013, by and between the Company and Wilmington Trust, National Association (“Wilmington Trust”), the trustee, as supplemented by the first supplemental indenture, dated October 15, 2013, by and between the Company and Wilmington Trust, the trustee, as amended, restated, supplemented or otherwise modified from time to time.

“2024 Notes” means the Company’s 0.599% Senior Subordinated Convertible Notes due 2024 issued pursuant to that certain indenture, dated August 11, 2017, by and between the Company and Wilmington Trust, as supplemented by the first supplemental indenture, dated August 11, 2017, by and between the Company and Wilmington Trust, the trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Additional Interest” means any interest that accrues on any Note pursuant to Section 7.04.

“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.

“Agent” means any Registrar, Paying Agent, Notice Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such conversion, transfer or exchange.

“Authenticating Agent” means the Trustee or an authenticating agent with respect to the Notes appointed by the Trustee pursuant to Section 2.16.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Board of Directors” means the Board of Directors (or the functional equivalent thereof) of the Company or any duly authorized committee of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors (or duly authorized committee thereof) and to be in full force and effect on the date of such certification.

“Business Day” means any day except a Saturday, Sunday or a legal holiday in the City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided, however, that solely for purposes of determining the dates on which payments are due on the Notes, a day on which banking institutions in the applicable place of payment are authorized or required by law, regulation or executive order to close will be deemed not to be a “Business Day.”

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Note” means a Note that is in substantially the form attached as Exhibit A but that does not include the Global Notes Legend or the attached schedule of exchanges.

“Change of Control” means the occurrence of any of the following events from and after the Issue Date:

(i)    the acquisition by any person, including any syndicate or group deemed to be a “person” (as such terms are used in Section 13(d)(3) of the Exchange Act, or any successor provision to the foregoing), of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of the Company’s subsidiaries or any of the Company’s employee benefit plans;

(ii)    the consummation of (A) any recapitalization, reclassification or change of Common Stock (other than changes resulting from a subdivision, combination or change in par value) as a result of which all of the Common Stock would be converted into, or exchanged solely for, stock, other securities, or other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into Cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more Wholly Owned Subsidiaries of the Company; provided, however, that a transaction described in clause (A) or (B) of this clause (ii) in which the holders of all classes of the Company’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing, acquiring or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (ii); or

(iii)    the Company’s stockholders pass a resolution approving a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change of Control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding Cash payments for fractional shares and Cash payments pursuant to dissenters’ appraisal rights) in the merger or consolidation constituting the Change of Control consists of shares of Common Stock listed for trading on The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or which will be so listed when issued or exchanged in connection with such Change of Control, and such transaction constitutes a Common Stock Change Event whose Reference Property consists of such consideration (subject to Section 4.02).

“Close of Business” means 5:00 p.m., New York City time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it, then the body performing such duties at such time.

“Common Stock” means the common stock of the Company, par value $0.001 per share, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means BioMarin Pharmaceutical Inc., a corporation duly organized and existing under the laws of the State of Delaware, and, subject to the provisions of Section 8.02, shall also include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers and delivered to the Trustee.

“Conversion Price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the Conversion Rate in effect at such time.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 7.2743 shares of Common Stock for each $1,000 principal amount of the Notes, as adjusted from time to time pursuant to the provisions of this Indenture.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at 60 Livingston Avenue, Saint Paul, Minnesota 55107, Attention: BioMarin Pharmaceutical Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the holders and the Company).

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 2.07.

“De-Legending Deadline Date” means, with respect to any Note, the 15th day after the Free Trade Date of such Note; provided, however, that if such 15th day is after a Regular Record Date and on or before the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the Business Day immediately after such Interest Payment Date.

“Depositary” means The Depository Trust Company, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to Section 2.01.

“Effective Date” means, for purposes of Section 4.06, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” means any event specified in Section 9.01, continued for the period of time, if any, therein designated.

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. Any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way.”

“Exchange Act” means the United States Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

“Final Maturity Date” means May 15, 2027.

“Free Trade Date” means, with respect to any Note, the date that is one year after the Last Original Issue Date of such Note.

“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six month period beginning on, and including, the date that is six months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (x) is not identified by a “restricted” CUSIP or ISIN number; and (y) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.11.

“Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Note means 100% of the principal amount of the Note to be repurchased plus interest accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date, subject to Section 3.01(a).

“GAAP” means generally accepted accounting principles in the United States of America set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note” or “Global Notes” means a Note or Notes, as the case may be, in global form that is in substantially the form attached as Exhibit A and that includes the Global Notes Legend and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Global Notes Legend” means the legend set forth as such in Exhibit A hereto.

“Governmental Obligations” means U.S. dollar-denominated securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity of the Notes, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“Holder” or “Holder of a Note” means the Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

“Indebtedness,” when used with respect to any Person, and without duplication, means:

(i)    all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person (a) for borrowed money (including obligations of such Person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments); (b) evidenced by bonds, notes or other instruments for the payment of money or (c) incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii)    all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or any other guaranty of contractual performance;

(iii)    all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person or (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord, and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(iv)    all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v)    all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire, or assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv) of this definition, inclusive;

(vi)    any indebtedness or other obligations described in clauses (i) through (v) of this definition, inclusive, secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii)    any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi) of this definition, inclusive.

“Initial Purchasers” means BofA Securities, Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC.

“Interest Payment Date” means May 15 and November 15 of each year, commencing on November 15, 2020 (or such other date as may be set forth in the certificate representing the applicable Note).

“Interest Rate” means 1.25%.

“Interest Rate Protection Agreements” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by the OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Last Original Issue Date” means (a) with respect to any Notes issued pursuant to the Purchase Agreement (including any Notes issued pursuant to the exercise of the Shoe Option by the Initial Purchasers), and any Notes issued in exchange therefor or in substitution thereof, the later of (i) the Issue Date and (ii) the last date any Notes are originally issued pursuant to the exercise of the Shoe Option; and (b) with respect to any additional Notes issued pursuant to the first sentence of Section 2.03, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser(s) of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Make-Whole Fundamental Change” means (1) a Fundamental Change, but without giving effect to the proviso to clause (ii) of the definition of a Change of Control; or (2) the sending of any Redemption Notice; provided, however, that the sending of any such Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called (or deemed to be called) for Optional Redemption pursuant to such Redemption Notice and not with respect to any other Notes.

“Make-Whole Fundamental Change Conversion Period” means,

(i)     in the case of a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date to, and including, the 35th Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date);

(ii)    in the case of a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the period from, and including the date the Company sends the Redemption Notice for the related Optional Redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note that has been called (or deemed called) for Optional Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (1) of the definition of Make-Whole Fundamental Change and a Make-Whole Fundamental Change resulting from such Optional Redemption pursuant to clause (2) of such definition, then, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (1) with respect to a Make-Whole Fundamental Change pursuant to clause (1) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (2) with respect to a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof, the date the Company sends the Redemption Notice for the related Optional Redemption.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

“Offering Memorandum” means the preliminary offering memorandum dated May 11, 2020, as supplemented by the Pricing Term Sheet, dated May 11, 2020, relating the offering and sale of the Notes.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, a chief executive officer, a president, a chief financial officer, a chief operating officer, any executive vice president, any senior vice president, any vice president, the treasurer or any assistant treasurer, the controller or any assistant controller or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed by any Officer that meets the requirements set forth in the Indenture and is delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing subject to customary exceptions of legal counsel, who may be an employee of or counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.08, if and to the extent required by the provisions thereof.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Redemption” has the meaning specified in Section 3.09 hereof.

“Outstanding”, when used with reference to any Notes, means, subject to the provisions of Section 11.04, as of any particular time, all Notes theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Notes theretofore canceled by the Trustee or any paying agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Notes or portions thereof for the payment or redemption of which moneys or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Notes or portions of such Notes are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article 3, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Notes in lieu of or in substitution for which other Notes shall have been authenticated and delivered.

“Person” means any individual, corporation, partnership, joint venture, joint-stock company, limited liability company, association, trust, unincorporated organization, any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Predecessor Note” means, with respect to any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

“Purchase Agreement” means that certain purchase agreement, dated as of May 11, 2020, between the Company and BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several Initial Purchasers named therein.

“Receiver” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” means the date fixed, pursuant to Section 3.09(b), for the settlement of the repurchase of any Notes by the Company pursuant to an Optional Redemption.

“Redemption Notice” has the meaning specified in Section 3.11.

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Optional Redemption, calculated pursuant to Section 3.10.

“Registrar” shall have the meanings as set forth in Section 2.04.

“Regular Record Date” means, with respect to each Interest Payment Date, May 1 or November 1 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Responsible Officer” when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at such time shall be such officers, respectively, or to whom a particular corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject, and in each case who shall have direct responsibility for the administration of this Indenture assigned by the Trustee to administer its corporate trust matters with respect to this Indenture (which, for the avoidance of doubt, includes without limitation any supplemental indenture hereto).

“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit A hereto.

“Restricted Stock Legend” means, with respect to any share of Common Stock issuable upon conversion, a legend substantially to the effect that the offer and sale of such share have not been registered under the Securities Act and that such share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” means any preferred shares rights plan or any similar plan adopted by the Company after the date hereof.

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock

(or other security for which a closing sale price must be determined) is listed or admitted for trading. If the Common Stock (or such other security) is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Security” means any Note or share of Common Stock issuable upon conversion of a Note.

“Senior Debt” means all the (i) principal of, (ii) premium, if any, on, (iii) interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), on, (iv) termination payments with respect to or in connection with and (v) fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), in each case except for:

(i)    Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that such Indebtedness is equal with or junior in right of payment to the Notes;

(ii)    Indebtedness between or among the Company or any of the Subsidiaries or other Affiliates of the Company;

(iii)    any Indebtedness incurred for the purchase of goods or materials or for services obtained in the ordinary course of business (other than with the proceeds of revolving credit borrowings); and

(iv)    any Indebtedness that is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof pursuant to Section 1111(b)(1) of Title 11 of the United States Code.

“Shoe Option” means the Initial Purchaser’s option to purchase up to 50.0 million dollars ($50,000,000) aggregate principal amount of additional Notes as provided for in the Purchase Agreement.

“Significant Subsidiary” of any Person means any subsidiary of that Person that constitutes, or any group of subsidiaries of that person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act or any successor rule) of that Person; provided, however, that, if a subsidiary meets the criteria of clause (3) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1) or (2) thereof (as such rule is in effect on the date the Notes are first issued), then such subsidiary will be deemed not to be a Significant Subsidiary of that Person unless such subsidiary’s or group’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $50.0 million. For the avoidance of doubt, if any such Subsidiary is not a “significant subsidiary” under the relevant definition set forth in Rule 1-02(w) of Regulation S-X (or any successor rule) as in effect on the relevant date of determination, then such Subsidiary will not be a “significant subsidiary” for purposes of this Indenture irrespective of the application of the proviso to the immediately preceding sentence.

“Special Interest” means additional interest payable on the Notes in the circumstances provided in Section 9.02. References to interest in this Indenture include Special Interest then payable.

“Stock Price” means the price paid, or deemed to be paid, per share of the Common Stock in connection with a Make-Whole Fundamental Change as determined pursuant to Section 4.01(d).

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Termination of Trading” means an event that will be deemed to have occurred if the Common Stock is not listed for trading on any of The New York Stock Exchange, The Nasdaq Global Market and The Nasdaq Global Select Market (or any of their respective successors).

“Trading Day” means, a day on which (i) trading in the Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on The Nasdaq Global Select Market or, if the Common Stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market. If the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(i)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(ii)    such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(iii)    such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.

The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.

“Trustee” means , and, subject to the provisions of Article 10, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“U.S.A. Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, as amended and signed into law October 26, 2001.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person, the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant subsidiary as may be required to satisfy local minority interest requirements outside of the United States.

Section 1.02    Other Definitions. In addition to the definitions listed in Section 1.01 hereof (to the extent not superseded by definitions contained herein), the following defined terms are also used herein:

Term	Defined in Section
“Act”	1.04
“Additional Notes”	2.03
“Authorized Denominations”	2.01
“Averaging Period”	4.06(a)(5)
“Common Stock Change Event”	4.10
“Conversion Agent”	2.04
“Conversion Date”	4.02(b)

Term	Defined in Section
“Conversion Notice”	4.02(b)
“Conversion Obligation”	4.01(a)
“Corporate Trust Administration Office”	2.04
“Defaulted Interest”	2.07
“Deferral Exception”	4.07(b)
“Event of Default”	9.01
“Exchange Election”	4.14(a)
“Exempted Fundamental Change”	3.08
“Expiration Date”	4.06(a)(5)
“Expiration Time”	4.06(a)(5)
“Fundamental Change Company Notice”	3.01(b)
“Fundamental Change Repurchase Date”	3.01(a)
“Fundamental Change Repurchase Notice”	3.01(c)
“Indenture”	Preamble
“Junior Securities”	6.11(b)
“Make-Whole Fundamental Change Effective Date”	4.01(d)
“Make-Whole Premium”	4.01(d)
“Note”	Recitals
“Notice Agent”	2.04
“Paying Agent”	2.04
“Reference Property” “Reference Property Unit”	4.10 4.10
“Registrar”	2.04
“Reorganization Event”	8.01(a)
“Reorganization Successor Corporation”	8.01(a)
“Restricted Securities”	2.11
“Specified Courts”	15.06
“Spin-off”	4.06(a)(3)
“Successor Person”	4.10
“Supplemental Indenture”	Preamble
“Valuation Period”	4.06(a)(3)
“Wilmington Trust”	1.01

Section 1.03    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)    references to GAAP shall mean generally accepted accounting principles in effect as of the time when and for the period as to which such accounting principles are to be applied;

(d)    “or” is not exclusive;

(e)    words in the singular include the plural, and in the plural include the singular; and

(f)    provisions apply to successive events and transactions; and

(g)    unless the context requires otherwise, all references to interest on the Notes will include any Special Interest payable pursuant to Section 9.02 hereof but, for the avoidance of doubt, will not include any Defaulted Interest payable pursuant to the terms of Section 2.07.

Section 1.04    Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action will become effective when such instrument or instruments are delivered to the Trustee and to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent in accordance with the requirements of this Indenture will be sufficient for any purpose and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

Subject to any additional requirements contained in this Indenture, the fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit will also constitute sufficient proof of such signer’s authority, subject to any additional requirements in this Indenture. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

The ownership of the Notes shall be proved by the Registrar. Notwithstanding anything herein to the contrary, the Trustee may require additional proof of the execution of any instrument by a Holder or his or her agent or proxy and proof of the holding by any Person of any of the Notes pursuant to the following: (a) the fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee; and (b) the ownership of the Notes shall be proved by the Registrar or by certificate of the Registrar. The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note will bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company, the Paying Agent, the Conversion Agent or the Registrar in reliance thereon, whether or not notation of such action is made upon such Note.

If the Company solicits from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company will have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the Close of Business on such record date will be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes will be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date will be deemed effective unless it will become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE 2

THE NOTES

Section 2.01    Designation, Form and Dating. There is hereby authorized a series of senior subordinated unsecured notes of the Company designated as “1.25% Senior Subordinated Convertible Notes due 2027.” The Notes are initially being sold pursuant to the Purchase Agreement, dated May 11, 2020 (the “Purchase Agreement”), between the Company and the Initial Purchasers. The Notes shall originally be issued only in fully registered form without coupons and only in minimum denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof (an “Authorized Denomination”). The principal of and the interest on the Notes, including payment thereof upon redemption or repurchase of the Notes prior to the Final Maturity Date and any cash amount due upon conversion or exchange thereof, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose. Each Note shall be dated the date of its authentication.

The Notes and the Trustee’s certificate of authentication to be borne by such Notes will be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are approved by the Trustee and not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall be executed by the Company and authenticated and delivered by the Trustee. The Global Notes shall be registered in the name of the Depositary (or its nominee), (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction (or if the Depositary names the Trustee as its custodian, retained by the Trustee), and (iv) shall bear the Global Note Legend.

Each Global Note will represent such of the outstanding Notes as are specified therein and each will provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Notes.

If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for a Global Note or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or if an Event of Default has occurred and is continuing and the Company has received a request from the Depositary or from the Trustee, then the Company will execute, and the Trustee will authenticate and deliver Certificated Notes, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Certificated Notes. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note and that the provisions of this Section 2.01 shall no longer apply to the Notes. In such event the Company will execute and the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver Certificated Notes without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Note. Upon the exchange of the Global Note for such Certificated Notes without coupons, in authorized denominations, the Global Notes shall be canceled by the Trustee. Such Certificated Notes issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Depositary for delivery to the Persons in whose names such Certificated Notes are so registered.

Section 2.02    Interest. The rate or rates at which the Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Note set forth as Exhibit A hereto. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

Additional Notes.

The Company may, without the consent of the Holders, issue additional Notes with the same terms and the same CUSIP number as the initial Notes (“Additional Notes”) (other than differences in the issue date, the issue price, the first Interest Payment Date, and interest accrued prior to the issue date of such Additional Notes and, if applicable, restrictions on transfer in respect of such Additional Notes) under this Indenture in an unlimited aggregate principal amount; provided, however, that if such Additional Notes are not fungible with the initial Notes issued for federal income tax purposes or part of the same issue as the initial Notes issued for securities law purposes, then they will be identified by one or more separate CUSIP numbers or no CUSIP number. The initial Notes and any such Additional Notes will be treated as a single class for all purposes under this Indenture and all references to “Notes” in this Indenture include such Additional Notes.

Section 2.04    Registrar, Paying Agent, Notice Agent, Conversion Agent and Trustee. The Company will maintain an office or agency where Notes may be surrendered for registration of transfer or exchange (the “Registrar”), where Notes may be presented or surrendered for payment (the “Paying Agent”), where notices and demands to or upon the Company in respect of the Notes and this Indenture may be delivered; provided that, such office or agency shall not be an office or agency of the Company for service of legal process against the Company (the “Notice Agent”) and where Notes may be presented for conversion (the “Conversion Agent”). The Company initially appoints the Trustee as initial Registrar for the Notes.

The Registrar will keep a register with respect to the Notes and to their transfer and exchange which at all reasonable times shall be open for inspection by the Trustee. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Registrar, Paying Agent, Notice Agent or Conversion Agent. If at any time the Company shall fail to maintain any such required Registrar, Paying Agent, Notice Agent or Conversion Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Administration Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands; provided that, such office or agency shall not be an office or agency of the Company for service of legal process against the Company.

The Company may also from time to time designate one or more co-registrars, additional paying agents, additional notice agents or additional conversion agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Registrar, Paying Agent, Notice Agent and Conversion Agent in each place so specified for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent, additional notice agent or conversion agent. The term Registrar includes any additional registrars named pursuant to this Indenture. The term Paying Agent includes any additional paying agent named pursuant to this Indenture. The term Notice Agent includes any additional notice agent named pursuant to this Indenture. The term Conversion Agent includes any additional conversion agent named pursuant to this Indenture.

The Company hereby initially designates the Trustee as the initial Registrar, Paying Agent, Notice Agent and Conversion Agent. The Company further designates the office of the Trustee (U.S. Bank National Association, 60 Livingston Avenue, Saint Paul, Minnesota 55107, Attention: BioMarin Pharmaceutical Inc. Administrator) (the “Corporate Trust Administration Office”) as its office where Notes may be:

(1)    presented or surrendered for payment;

(2)    surrendered for registration of transfer or exchange; or

(3)    surrendered for conversion.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or money sufficient to pay the principal of and premium, if any, and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 13.02 hereof, the Company will maintain an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where Notes may be surrendered for conversion. The Company will give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If the Company shall appoint one or more paying agents for the Notes, other than the Trustee, the Company will cause each such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 2.04:

(1) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of (and premium, if any) or interest on the Notes in trust for the benefit of the Trustee and the Holders;

(2) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of (and premium, if any) or interest on the Notes when the same shall be due and payable; and

(3) that it will, at any time during the continuance of any failure referred to in the preceding paragraph (2) above, or otherwise of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent; and

(4) that it will perform all other duties of paying agent as set forth in the Indenture.

If the Company shall act as its own paying agent with respect to the Notes, it will on or before each due date of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) or interest so becoming due on the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure by it to take such action.

If at any time the Company shall fail to maintain any such required office or agency, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at the Corporate Trust Administration Office; provided that, such office or agency shall not be an office or agency of the Company for service of legal process against the Company.

The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under Article 10 of this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Without prejudice to any other rights of the Trustee under Article 10 of the Indenture, upon any application by the Company to the Trustee to take or refrain from taking any action, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel in accordance with the Indenture in form satisfactory to the Trustee.

Section 2.05    Conversion Agent to Hold Shares in Trust. The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee in writing of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon such acknowledgement by the Trustee of its receipt of any such payment, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Notes.

Section 2.06    CUSIPs and ISINs.

(a)    Whenever “CUSIP” and “ISIN” numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to the Notes. Whenever the Company uses CUSIP and ISIN numbers, the Trustee may also use CUSIP and ISIN numbers in each notice it delivers to the Holders; provided, that neither the Company nor the Trustee will be responsible for any defect in any CUSIP or ISIN number that appears on any Note, check, advice of payment or notice. The Company will promptly notify the Trustee in writing in the event of any change in the CUSIP or ISIN numbers.

(b)    In addition, if, when any shares of Common Stock are issued upon conversion of a Note, CUSIP and ISIN numbers are generally in use, the Company will use CUSIP and ISIN numbers with respect to such shares of Common Stock.

(c)    Whenever any of the CUSIP or ISIN numbers with respect to the Notes or the shares of Common Stock issuable upon conversion, if any, of the Notes changes, ceases to be used, or begins to be used, the Company will deliver prompt written notice of such change, cessation, or beginning to each of the Trustee and the Holders.

Section 2.07    Defaulted Interest. If the Company defaults in a payment of interest on Notes, it will pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest (the “Defaulted Interest”), to the Persons who are Holders on a subsequent special record date. The Company will fix the record date and payment date. At least 30 days before the record date, the Company will send to the Trustee and to each Holder a notice that states the record date, the payment date and the amount of interest to be paid. The Company may pay Defaulted Interest in any other lawful manner, if after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 2.07, such manner of payment shall be deemed practicable by the Trustee. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Defaulted Interest, or with respect to the nature, extent, or calculation of the amount of Defaulted Interest owed, or with respect to the method employed in such calculation of the Defaulted Interest.

Subject to the foregoing provisions of this Section 2.07, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Note.

Section 2.08    Execution and Authentication.

The Notes shall be signed on behalf of the Company by one of its Officers. Signatures may be in the form of a manual or facsimile signature.

The Company may use the facsimile signature of any Person who shall have been an Officer (at the time of execution), notwithstanding the fact that at the time the Notes shall be authenticated and delivered or disposed of such Person shall have ceased to be such an officer of the Company. The Notes may contain such notations, legends or endorsements required by law, stock exchange rule or usage.

A Note shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes (including Additional Notes) executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Notes, signed by an Officer, and the Trustee in accordance with such written order shall authenticate and deliver such Notes.

Upon the Company’s delivery of any such authentication order to the Trustee at any time after the initial issuance of Notes under this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, (1) an Opinion of Counsel or reliance letter and (2) an Officer’s Certificate stating that all conditions precedent to the execution, authentication and delivery of such Notes are in conformity with the provisions of this Indenture.

The Trustee shall not be required to authenticate such Notes if the issue of such Notes pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

Section 2.09    Registration of Transfer and Exchange.

(a)    Notes may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose, for other Notes of Authorized Denominations, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section 2.09. In respect of any Notes so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Notes that the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b)    Upon surrender for transfer of any Note at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Note for a like aggregate principal amount. All Notes presented or surrendered for exchange or registration of transfer, as provided in this Section 2.09, shall be accompanied (if so required by the Company or the Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c)    No service charge shall be made for any exchange or registration of transfer of Notes, or issue of new Notes in case of partial redemption or repurchase, conversion or exchange of less than the entire principal amount of the Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges not involving any transfer.

(d)    Notwithstanding anything to the contrary in this Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Article 3, except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for

Optional Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Optional Redemption or the Company fails to pay the applicable Redemption Price when due.

(e)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.10    Restrictions on Transfer; Depositary.

(a)    So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all of the Notes will be represented by one or more Global Notes. The Company has designated the Depository Trust Company as the initial Depositary of the Notes represented by one or more Global Notes. The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures. None of the Company, any of the Initial Purchasers, the Trustee, the Registrar, the Conversion Agent or any Paying Agent will have any responsibility or liability for the performance by the Depositary or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

(b)    Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).

(c)    [Reserved]

(d)    Subject to Section 2.12,

(i)    each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and

(ii)    if a Note is issued in exchange for, in substitution of, or to effect a partial conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this clause (ii)), such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(e)    A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(f)    A Holder’s acceptance of any Note bearing any legend required by this Section 2.10 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(g)    Restricted Stock Legend:

(i)    Each share of Common Stock issuable upon conversion of a Note will bear the Restricted Stock Legend if such Note upon the conversion of which such share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such share was issued; provided, however, that such share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such share need not bear the Restricted Stock Legend.

(ii)    Notwithstanding anything to the contrary in this Section 2.10(g), a share of Common Stock issuable upon conversion of a Note need not bear a Restricted Stock Legend if such share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.

(h)    If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:

(i)    cause such Note to be identified by an “unrestricted” CUSIP number;

(ii)    remove such Restricted Note Legend; or

(iii)    register the transfer of such Note to the name of another Person,

then the Company, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Trustee and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on and after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.

Section 2.11    Removal of Transfer Restrictions.

Without limiting the generality of any other provision of this Indenture (including Section 7.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section

2.11 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.11 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 7.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.12    Mutilated, Lost or Stolen Notes.

In case any temporary or Certificated Note shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

Every replacement Note issued pursuant to the provisions of this Section 3.15 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder. All Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.13    Temporary Notes. Until Certificated Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.08, temporary Notes. Temporary Notes will be substantially in the form of Certificated Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.08, Certificated Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as Certificated Notes.

Section 2.14    No Sinking Fund. No sinking fund is provided for the Notes.

Section 2.15    Surrender for Cancellation. Without limiting the generality of Section 7.04, the Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03, the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or conversion.

Section 2.16    Authenticating Agent. So long as any of the Notes remain Outstanding there may be an Authenticating Agent reasonably acceptable to the Company for the Notes which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate any Notes issued upon exchange, transfer or partial redemption, repurchase or conversion thereof, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of any Notes by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

ARTICLE 3

REPURCHASE AND REDEMPTION OF NOTES

Section 3.01    Repurchase of Notes at Option of the Holder upon a Fundamental Change.

(a)    If a Fundamental Change occurs, each Holder of a Note will have the right, at the option of the Holder, to require the Company to repurchase for Cash all or any portion of the Notes of such Holder equal to $1,000 principal amount (or an integral multiple of $1,000 in excess thereof) at the Fundamental Change Repurchase Price, on a Business Day specified by the Company that is no more than 35, nor less than 20, Business Days after the date of the Fundamental Change Company Notice pursuant to Section 3.01(b) (the “Fundamental Change Repurchase Date”). However, if the Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such repurchase, to receive, on or before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but not including, such Interest Payment Date; and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date.

(b)    On or before the 20th calendar day after the effective date of a Fundamental Change, the Company will deliver a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, the Paying Agent (if other than the Trustee) and to all Holders (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall state:

(i)    the events causing such Fundamental Change;

(ii)    the date of such Fundamental Change;

(iii)    the last date by which a Holder may exercise the repurchase right pursuant to this Section 3.01;

(iv)    the Fundamental Change Repurchase Date;

(v)    the Fundamental Change Repurchase Price;

(vi)    the Holder’s right to require the Company to purchase the Notes;

(vii)    the name and address of each Paying Agent and Conversion Agent;

(viii)    the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change (and the timing of any such adjustments);

(ix)    whether a Make-Whole Premium shall be payable by the Company upon conversion;

(x)    the procedures that the Holder must follow to exercise rights under this Section 3.01, including that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws such notice in accordance with the terms of this Indenture;

(xi)    that, unless the Company fails to pay such Fundamental Change Repurchase Price, Notes covered by any Fundamental Change Repurchase Notice will cease to be outstanding and, subject to Section 3.01(a)(i), interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(xii)    the CUSIP number of the Notes and that no representation is made as to the correctness or accuracy of the CUSIP numbers listed in the notice or printed on the Notes to be repurchased.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice to the Holders in the Company’s name and at the Company’s expense; provided that, in all cases, the Company makes such request at least three (3) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.01; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company and that the Trustee shall not be responsible for determining if a Fundamental Change has occurred. or for determining the occurrence or correctness of any of the events or information in such Fundamental Change Company Notice. If any of the Notes is in the form of a Global Note, then the Company will modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Notes pursuant to this Section 3.01.

(c)    To exercise its rights specified in Section 3.01(a), a Holder must, in the case of Certificated Notes, deliver a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice”) or, in the case of Global Notes, deliver a notice in accordance with the Applicable Procedures of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Paying Agent and the Trustee at any time prior to the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by applicable law).

(1)    The Fundamental Change Repurchase Notice shall state: (A) the certificate number (in the case of Certificated Notes) of the Note which the Holder will deliver to be repurchased (or, in the case of Global Notes, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Note which the Holder will deliver to be repurchased and (C) that such Note shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this Indenture. The Trustee and Paying Agent shall have no duty to verify the accuracy of any information contained in a Fundamental Change Repurchase Notice.

(2)    Notes to be repurchased must be delivered to the Paying Agent (together with all necessary endorsements) at the office of such Paying Agent (in the case of Certificated Notes) or in compliance with the Applicable Procedures (in the case of Global Notes) for the Holder of those Notes to be entitled to receive the Fundamental Change Repurchase Price.

(3)    The Company shall only be obliged to repurchase, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000 in excess thereof (provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note).

(4)    A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

(d)    A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such notice by delivering a withdrawal notice to the Paying Agent and the Trustee (in the case of Certificated Notes) or in accordance with the Applicable Procedures (in the case of Global Notes) at any time before the Close of Business on the Business Day immediately before the Fundamental Change Repurchase Date. The withdrawal notice must specify the (i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, (ii) if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and (iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000; provided, however, that if the Notes are Global Notes, the notice must comply with Applicable Procedures.

(e)    The Company shall deposit Cash at the time and in the manner as provided in Section 3.03, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Notes to be purchased pursuant to this Section 3.01.

(f)    If a Holder has validly delivered a Fundamental Change Repurchase Notice with respect to a Note, then such Note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described in this Section 3.01; or (ii) the Company fails to pay the related Fundamental Change Repurchase Price for such Note.

(g)    Notwithstanding anything to the contrary above, the Company may not repurchase any of the Notes in connection with a Fundamental Change if the principal amount of the Notes has been accelerated (other than as a result of a default in the payment of the related Fundamental Change Repurchase Price and any related interest) and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date.

Section 3.02    Effect of Fundamental Change Repurchase Notice. Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Note, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.01 have been satisfied) and (2) the time of delivery of such Note to a Paying Agent by the Holder thereof in the manner required by Section 3.01(c), in each case subject to receipt of funds by the Paying Agent in accordance with Section 3.03.

Section 3.03    Deposit of Fundamental Change Repurchase Price.

(a)    On or before 10:00 a.m. New York City time on the applicable Fundamental Change Repurchase Date, the Company will deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited such Business Day), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

(b)    If a Paying Agent holds on the Fundamental Change Repurchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Note for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on and after the applicable Fundamental Change Repurchase Date, whether or not the Note is delivered to the Paying Agent, each such Note will cease to be outstanding, interest shall cease to accrue, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Note as aforesaid).

(c)    If Notes are repurchased on a date that is after a Regular Record Date for an Interest Payment Date and prior to the corresponding Interest Payment Date, the Company will not pay accrued interest to the Holder of Notes being repurchased, and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date.

Section 3.04    Repayment to the Company. To the extent that the aggregate amount of Cash deposited by the Company pursuant to Section 3.03 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date and upon receipt of a Company Order, the Paying Agent shall return any such excess Cash to the Company.

Section 3.05    Notes Purchased in Part. Any Certificated Note that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the Holder of such Certificated Note, without service charge, a new Certificated Note or Certificated Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral multiple of $1,000 in excess thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.06    Compliance with Securities Laws upon Purchase of Notes. In connection with any offer to repurchase Notes under Section 3.01, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase Notes, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.01 through 3.04 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.07    Repurchase by Third Party. Notwithstanding anything to the contrary in this Article 3, the Company will be deemed to satisfy its obligations to repurchase Notes pursuant to this Article 3 if (i) one or more third parties conduct the repurchase offer and repurchase tendered Notes in a manner that would have satisfied the Company’s obligations to do the same if conducted directly by the Company; and (ii) an owner of a beneficial interest in the Notes would not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased the Notes.

Section 3.08    Exempted Fundamental Change.

(a)    Notwithstanding anything to the contrary, the Company will not be required to send a Fundamental Change Company Notice, or offer to repurchase any Notes as set forth in this Article 3, in connection with a Fundamental Change occurring pursuant to clause (ii)(A) or clause (ii)(B) (or pursuant to clause (i) that also constitutes a Fundamental Change occurring pursuant to either clause (i)(A) or clause (ii)(B)) of the definition of Change of Control, if:

(i)    such Fundamental Change constitutes a Common Stock Change Event for which all or part of the reference property consists of Cash in U.S. dollars; and

(ii)    immediately after such Fundamental Change, the Notes become convertible (pursuant to Section 4.10 and, if applicable, Section 4.01(d)) into such Cash in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change) (any such Fundamental Change described in this Section 3.08, an “Exempted Fundamental Change”).

(b)    The Company will send notice to the Holders and the Trustee of such Exempted Fundamental Change no later than two Business Days after the effective date of such Fundamental Change, stating that such Fundamental Change is an Exempted Fundamental Change for which the Company is not required to make an offer to repurchase the Notes.

Section 3.09    Optional Redemption.

The Company shall not redeem the Notes prior to May 20, 2024, and no sinking fund is provided for the Notes.

(a)    Subject to the terms of this Indenture, the Company has the right, at its election, to redeem (an “Optional Redemption”) all, or any portion in an Authorized Denomination, of the Notes, at any time and from time to time, on a Redemption Date on or after May 20, 2024, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds 130% of the Conversion Price on (i) each of at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Days ending on, and including, the Trading Day immediately before the date the Company sends the related Redemption Notice for such Optional Redemption; and (ii) the Trading Day immediately before the date the Company sends such Redemption Notice. For the avoidance of doubt, the calling of any Note for Optional Redemption will constitute a Make-Whole Fundamental Change pursuant to clause (2) of the definition thereof with respect to that Note. If the Company elects to redeem less than all of the outstanding Notes, then the sending of such Redemption Notice will not constitute a Make-Whole Fundamental Change with respect to the Notes not called for Optional Redemption, and Holders of the Notes not called for Optional Redemption will not be entitled to an increased Conversion Rate for such Notes on account of the Optional Redemption in accordance with Section 4.01, except to the limited extent described in Section 3.15.

(b)    The Redemption Date for any Optional Redemption will be a Business Day of the Company’s choosing that is no more than 60, nor less than 30, calendar days after the date the Company sends the related Redemption Notice for such Optional Redemption.

Section 3.10    Redemption Price. The Redemption Price for any Note called for Optional Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Optional Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Optional Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

Section 3.11    Redemption Notice. To call any Notes for Optional Redemption, the Company must (x) send to each Holder of such Notes, the Trustee and the Paying Agent a written notice of such Optional Redemption (a “Redemption Notice”) and (y) substantially contemporaneously therewith, issue a press release through such national newswire service as the Company then uses (or publish the same through such other widely disseminated public medium as the Company then uses, including its website) containing the information set forth in the Redemption Notice.

(a)    Such Redemption Notice must state:

(i)    that the Notes have been called for Optional Redemption, briefly describing the Company’s Optional Redemption right under this Indenture;

(ii)    the Redemption Date for such Optional Redemption;

(iii)    the Redemption Price per $1,000 principal amount of Notes for such Optional Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 3.10);

(iv)    the name and address of the Paying Agent and the Conversion Agent;

(v)    that Notes called for Optional Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)    the Conversion Rate in effect on the date of such Redemption Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Optional Redemption (including pursuant to Section 4.01); and

(vii)    the CUSIP and ISIN numbers, if any, of the Notes.

(b)    On or before the date of such Redemption Notice (or at least 5 Business Days’ or such shorter period of time as may be acceptable to the Trustee prior to the mailing of such Redemption Notice if the Trustee is to send to Holders), the Company will send a copy of such Redemption Notice to the Trustee and the Paying Agent.

Section 3.12    Payment of Notes Called for Redemption.

(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 3.09 and Section 3.11, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Any Notes redeemed by the Company shall be paid in cash.

(b)    On or before 10:00 a.m. New York City time on the applicable Redemption Date, the Company will deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited such Business Day), sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof that are to be purchased as of the Redemption Date.

(c)    If a Paying Agent holds on the Redemption Date, in accordance with the terms hereof, money sufficient to pay the Redemption Price of any Note to be redeemed on such Redemption Date in accordance with this Indenture then, on and after the applicable Redemption Date, whether or not the Note is delivered to the Paying Agent, each such Note will cease to be outstanding, interest shall cease to accrue, and the rights of the Holder in respect of the Note shall terminate (other than the right to receive the Redemption Price upon delivery of the Note as aforesaid).

(d)    Any cash amounts due upon Optional Redemption in respect of the Notes presented for Optional Redemption shall be paid by the Company to such Holder, or such Holder’s nominee or nominees. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 3.13    Redemption in Part. If less than all Notes then outstanding are called for Optional Redemption, then:

(a)    the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Applicable Procedures; and (2) in the case of Certificated Notes, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(b)    if only a portion of a Note is subject to Optional Redemption and such Note is converted in part, then the converted portion of such Note will be deemed to be from the portion of such Note that was subject to Optional Redemption.

Section 3.14    Restrictions on Redemption.

Notwithstanding anything to the contrary in this Indenture, the Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture (other than as a result of a Default in the payment of the related Redemption Price and any related interest), and such acceleration has not been rescinded on or before the Redemption Date.

Section 3.15    Special Provisions for Partial Calls.

If the Company elects to redeem less than all of the outstanding Notes pursuant to this Article 3, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the 10th calendar day immediately before the Redemption Date for such Optional Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Holder or owner, as applicable, will be entitled to convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the Business Day immediately before such Redemption Date, and each such conversion will be deemed to be of a Note called for Optional Redemption for purposes of this Article 3 and Section 4.01.

The Trustee shall have no obligation to determine whether a Holder or beneficial owner of any Note is to be redeemed in the event of a partial redemption, and shall have no obligation to calculate the Conversion Rate or any increase thereof as a result of an Optional Redemption. In the case of Global Notes, any redemption and conversion of Notes in connection with a redemption shall be subject to the Applicable Procedures.

ARTICLE 4

CONVERSION

Section 4.01    Conversion Privilege and Conversion Rate.

(a)    Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note will have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or a multiple thereof) of such Note into shares of Common Stock (together with Cash in lieu of any fractional share, if applicable) at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Final Maturity Date, in each case, at the Conversion Rate (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”). However, if the Company calls any Note for Optional Redemption, then the Holder of such Note may not convert such Note after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note. Whenever in this Indenture there is a reference to the Conversion Rate or Conversion Price as of a particular date without reference to a specific time, such reference will be deemed to be the Conversion Rate or Conversion Price immediately after the Close of Business on such date.

(b)    Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(c)    The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(d) and Section 4.06.

(d)    If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then the Company will, except as otherwise provided below, pay a “Make-Whole Premium” to the Holder of such Note upon such conversion by increasing the Conversion Rate for such Note. The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due upon such conversion. The number of additional shares of Common Stock per $1,000 principal amount of the Notes constituting the Make-Whole Premium shall be determined by reference to the table below, based on the applicable Make-Whole Fundamental Change Effective Date and the Stock Price; provided that:

(i) if the actual Stock Price is between two Stock Prices on the table or the actual Make-Whole Fundamental Change Effective Date is between two dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for such two Stock Prices or such two dates on the table based on a 365- or 366-day year, as applicable;

(ii) if the Stock Price exceeds $500.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid; and

(iii) if the Stock Price is less than $96.47 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid.

If holders of the Common Stock receive only Cash in such Make-Whole Fundamental Change, and such Make-Whole Fundamental Change is pursuant to clause (2) of the definition of Change of Control, then the Stock Price shall be the Cash amount paid per share of the Common Stock in such Make-Whole Fundamental Change. Otherwise, the Stock Price shall be equal to the average of the Last Reported Sale Prices of the Common Stock for the 15 Trading Days immediately prior to, but not including, the Make-Whole Fundamental Change Effective Date.

The following table sets forth what the Make-Whole Premium would be for each Stock Price and Make-Whole Fundamental Change Effective Date set forth below (expressed as additional shares of Common Stock per $1,000 principal amount of Notes):

Make-Whole Fundamental Change Effective Date	Stock Price
	$96.47	$105.00	$120.00	$137.47	$160.00	$178.71	$200.00	$225.00	$250.00	$300.00	$350.00	$400.00	$500.00
May 14, 2020	3.0916	2.6236	2.0041	1.5016	1.0673	0.8205	0.6192	0.4531	0.3362	0.1897	0.1073	0.0582	0.0097
May 15, 2021	3.0916	2.6012	1.9633	1.4504	1.0128	0.7676	0.5703	0.4100	0.2992	0.1635	0.0896	0.0471	0.0072
May 15, 2022	3.0916	2.5602	1.9024	1.3796	0.9406	0.6993	0.5086	0.3570	0.2546	0.1330	0.0696	0.0346	0.0042
May 15, 2023	3.0916	2.5057	1.8232	1.2888	0.8499	0.6149	0.4340	0.2946	0.2034	0.0998	0.0486	0.0220	0.0000
May 15, 2024	3.0916	2.4368	1.7199	1.1703	0.7336	0.5092	0.3436	0.2219	0.1462	0.0655	0.0287	0.0110	0.0000
May 15, 2025	3.0916	2.3495	1.5785	1.0060	0.5769	0.3726	0.2330	0.1391	0.0855	0.0338	0.0127	0.0034	0.0000
May 15, 2026	3.0916	2.2479	1.3673	0.7485	0.3473	0.1917	0.1037	0.0547	0.0308	0.0106	0.0031	0.0003	0.0000
May 15, 2027	3.0916	2.2495	1.0590	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Notwithstanding the foregoing paragraph, in no event will the Conversion Rate exceed 10.3659 shares per $1,000 principal amount of the Notes, subject to adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (5), inclusive, of Section 4.06(a).

Each Stock Price set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted. Each adjusted Stock Price will equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06(a) hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make-Whole Premium as described above.

The Company will notify the Trustee in writing and the Holders of the occurrence of each Make-Whole Fundamental Change occurring pursuant to clause (1) of the definition thereof no later than two Business Days after such Make-Whole Fundamental Change Effective Date. The Company will provide notice of each Make-Whole Fundamental Change occurring pursuant to clause (2) of the definition thereof in accordance with the provisions described in Article 3.

Upon conversion of a Note, a Holder shall not receive any separate Cash payment for accrued and unpaid interest, if any, except as set forth below, and the Company will not adjust the Conversion Rate to account for accrued and unpaid interest. By delivering shares of Common Stock to the Holder plus a Cash payment for such Holder’s fractional shares, if applicable, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed to be paid in full rather than cancelled, extinguished or forfeited); provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest payment due on such Interest Payment Date to the Holder of such Note as of the Close of Business on such Regular Record Date pursuant to Section 4.02(c).

(e)    If a Holder tenders a Fundamental Change Repurchase Notice with respect to a Note in accordance with Article 3, the Holder may not surrender such Note for conversion until the Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 3.01.

Section 4.02    Settlement Upon Conversion; Conversion Procedure.

(a)    Subject to this Section 4.02, Section 4.01(d) and Section 4.10, upon conversion of any Note, the Company will deliver to the converting Holder, in respect of each $1,000 principal amount of the Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion, together with Cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with Section 4.03 as set forth in this Section 4.02, based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(b)    A Person with a beneficial interest in a Global Note that wishes to convert such beneficial interest must comply with Applicable Procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next Interest Payment Date and, if required, pay all taxes or duties, if any. The exercise of such conversion rights shall be irrevocable. To convert a Certificated Note, a Holder must (1) complete and manually sign the conversion notice on the back of the Note (the “Conversion Notice”), or a facsimile of the Conversion Notice, (2) deliver such Conversion Notice, which is irrevocable, and the Note to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) if required, pay funds equal to the interest payable on the next Interest Payment Date and (5) if required, pay all transfer or similar taxes. Holders may obtain copies of the required form of the Conversion Notice from the Conversion Agent. The date on which the Holder satisfies all the applicable procedures and requirements for conversion is the “Conversion Date.” Notes surrendered for conversion will be deemed to be converted at the Close of Business on the Conversion Date. Except as described under Section 4.06, upon the conversion of a Note, the Company will deliver the consideration due in respect of such conversion, without service charge, by the second Business Day immediately following such Conversion Date; provided that with respect to any Conversion Date occurring on or after December 15, 2026, settlement will occur on the Final Maturity Date (or if the Final Maturity Date is not a Business Day, the next Business Day).

(c)    The Person in whose name shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock as of the Close of Business on the relevant Conversion Date. Upon conversion of a Note, such Person shall no longer be a Holder of such Note. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Note, if any, prior to the issuance of such shares.

(d)    Holders of Notes at the Close of Business on a Regular Record Date will receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the conversion of such Notes at any time after the Close of Business on the applicable Regular Record Date. Notes surrendered for conversion (in whole or in part) by a Holder during the period from the Close of Business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date must be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date that the Holder is to receive on the Notes; provided, however that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the Business Day following such Interest Payment Date, (ii) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to the Note; (iii) if the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the Business Day following such Interest Payment Date; or (iv) if such conversion occurs after the last Regular Record Date prior to the Final Maturity Date.

Therefore, for the avoidance of doubt, all Holders on the Regular Record Date immediately preceding the Final Maturity Date will receive the full interest payment due on the Final Maturity Date regardless of whether their Notes have been converted following the Regular Record Date.

(e)    Subject to Section 4.02(d), nothing in this Section 4.02 shall affect the right of a Holder in whose name any Note is registered at the Close of Business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Indenture and the Notes. If a Holder converts more than one Note at the same time, the consideration due upon the conversion (and the amount of any Cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Notes so converted.

(f)    In the case of any Note which is converted in part only, upon such conversion the Company will execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note. A Note may be converted in part, but only if the principal amount of such part is in a minimum denomination of $1,000 in principal amount or an integral multiple of $1,000 in excess thereof and the principal amount of such Note to remain outstanding after such conversion is equal to a minimum of $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03    Fractional Shares. No fractional share of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company will pay Cash based on the Last Reported Sale Price on the relevant Conversion Date.

Section 4.04    Taxes on Conversion. If a Holder converts its Notes, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issuance of shares of Common Stock upon the conversion, unless the tax is due because the Holder requests any such shares to be issued or delivered to a person other than the Holder, in which case the Holder shall pay that tax. The Company or the Conversion Agent may refuse to have the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name delivered until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

Section 4.05    Company to Provide Common Stock. The Company will, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

(a)    All shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(b)    The Company will promptly comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes.

(c)    The Company will use its best efforts to ensure that the shares of Common Stock to be issued upon conversion of the Notes will be listed on any securities exchange or quoted on any quotation system that the Common Stock is then so listed or quoted on.

Section 4.06    Adjustment of Conversion Rate

(a)    The Conversion Rate shall be subject to adjustment, without duplication, upon the occurrence of any of the following events, except that the Company will not make any adjustments to the Conversion Rate if Holders participate (other than in the case of (x) a share split or share combination or (y) a tender offer or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 4.06(a) without such Holders having to convert their Notes as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder:

(1)    If the Company issues solely shares of Common Stock as a dividend or distribution on all shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock (in each case excluding any issuance solely pursuant to a Common Stock Change Event, as to which Section 4.10 will apply), then the Conversion Rate will be adjusted based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the Effective Date of such share split or share combination, as the case may be;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or Effective Date, as the case may be;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or Effective Date, as the case may be; and

OS’ =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.

An adjustment made under this clause (1) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the Effective Date for such share split or share combination, as the case may be.

If any dividend, distribution, share split or share combination of the type described in this clause (1) is declared but not so paid or made, then the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such share split or share combination, to the Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(2)    If the Company issues to all or substantially all holders of Common Stock any rights, options or warrants (other than Rights issued pursuant to a Rights Plan adopted by the Company, as to which Section 4.06(c) applies) entitling them, for a period expiring not more than 45 days immediately following the date of announcement of such issuance, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate shall be readjusted, effective as of the date of such expiration, to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such issuance, to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than Cash, to be determined by the Company in good faith.

(3)    (x) If the Company distributes shares of the Company’s Capital Stock, evidences of the Company’s indebtedness or other assets, securities or property of the Company or issues rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

i.    dividends or distributions as to which an adjustment was effected (or would be effected without regard to the Deferral Exception) pursuant to clause (1) or clause (2) of this Section 4.06(a);

ii.    dividends or distributions paid exclusively in Cash as to which an adjustment was effected (or would be effected without regard to the Deferral Exception) pursuant to clause (4) of this Section 4.06(a);

iii.    except as otherwise provided in Section 4.06(c), Rights issued pursuant to a Rights Plan adopted by the Company;

iv.    a distribution solely pursuant to a Common Stock Change Event, as to which Section 4.10 will apply; and

iii.    Spin-offs, as to which the provisions set forth in clause (y) of this clause (3) shall apply (or would apply without regard to the Deferral Exception),

then the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0 =

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV=

the fair market value (as determined by the Company in good faith) of the shares of capital stock, evidences of indebtedness, assets, securities or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributable with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of the relevant Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets, securities or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

An adjustment made under this clause (3)(x) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make such distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(y)    If the Company makes a payment of a dividend or other distribution on the Common Stock of Capital Stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit (other than a distribution solely pursuant to a Common Stock Change Event, as to which Section 4.10 will apply), where such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the Spin-off) on a U.S. national securities exchange (“Spin-off”), the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Valuation Period;

CR’ =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Valuation Period;

FMV=

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (such average to be determined as if references to the Common Stock in the definition of Last Reported Sale Price were instead references to such Capital Stock or equity interests) over the 10 consecutive Trading Days immediately following, and including, the Ex-Dividend Date for the Spin-off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur at the Close of Business on the last Trading Day of the Valuation Period; provided that in respect of any conversion of the Notes where the Conversion Date occurs within the Valuation Period, then, solely for purposes of such conversion, the Valuation Period will be deemed to be the period from, and including, the Ex-Dividend Date for such Spin-off to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, to, and including, the immediately preceding Trading Day). If such Spin-off is subsequently cancelled and does not become effective, the Conversion Rate shall be readjusted, as of the date of such cancellation, to be the Conversion Rate that would have been in effect if such Spin-off had not been declared.

(4)    If any Cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR’ =	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in Cash per share of Common Stock the Company distributes to holders of Common Stock.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), then, in lieu of the foregoing increase, provision shall be made for each Holder of a Note to receive, for each $1,000 principal amount of the relevant Notes, at the same time and upon the same terms as holders of Common Stock, the amount of Cash that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such Cash dividend or distribution.

An adjustment made under the provision of this clause (4) will become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(5)    If the Company or any of the Company’s subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), if the cash and value (determined as of the Expiration Time by the Company in good faith) of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Prices of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

where,

CR0 =	the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the Averaging Period;

CR’ =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Averaging Period;

AC =	the aggregate value of all Cash and any other consideration (as determined by the Company in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the time (the “Expiration Time”) such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS’ =

the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP’ =	the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under the preceding paragraph will occur immediately after the Close of Business on the last Trading Day of the Averaging Period; provided that in respect of any conversion of Notes where the Conversion Date occurs within the Averaging Period, then, solely for purposes of such conversion, the Averaging Period will be deemed to be the period from, and including, the Expiration Date to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, to, and including, the immediately preceding Trading Day). If the Company is, or one of the Company’s subsidiaries is, obligated to purchase Common Stock pursuant to any such tender or exchange offer but the Company is, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately decreased to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(b)    Notwithstanding anything to the contrary, if:

(i)    a Note is to be converted;

(ii)    the Record Date or Effective Date for any event that requires an adjustment to the Conversion Rate pursuant to clauses (1) through (4) of Section 4.06(a), inclusive, has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)    the consideration due upon such conversion includes any whole shares of Common Stock; and

(iv)    such shares of Common Stock are not entitled to participate in such event (because they were not held on the related Record Date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date, and, for the avoidance of doubt, such shares of Common Stock will not be entitled to participate in such event. In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Business Day after such first date on which the amount of such adjustment can be determined.

(c)    To the extent the Company has a Rights Plan in effect upon conversion of the Notes pursuant to this Article 4: (i) if such Rights have not separated from the Common Stock prior to the conversion of the Notes, in addition to the Common Stock issuable upon conversion, the Rights Plan shall provide that upon conversion of the Notes, such Holders will receive the appropriate number of Rights, if any, under such Rights Plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan; or (ii) if such Rights have separated from the Common Stock prior to the conversion of the Notes, the Conversion Rate will be adjusted as though the Company distributed to all holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness or assets as described in Section 4.06(a)(3) on the date of such separation. If such an adjustment is made and the Rights expire or are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis. For the avoidance of doubt, any issuance of Rights will not cause an adjustment of the Conversion Rate unless and until such Rights have separated from the Common Stock before the time of conversion.

(d)    If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company in good faith to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

(e)    A Holder may, in some circumstances, including a cash distribution or dividend on the Company’s Common Stock, be deemed to have received a distribution for U.S. federal income tax purposes as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate. Any applicable withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase or maturity of the Notes, or if any applicable withholding taxes (including backup withholding) are paid on behalf of a Holder, those withholding taxes may be set off against payments of cash or the Company’s Common Stock payable on the Notes (or, in some circumstances, any payments on the Company’s Common Stock) or sales proceeds received by or other funds or assets of the Holder.

Section 4.07    No Adjustment.

(a)    No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 above (to the same extent as if the Notes had been converted into Common Stock immediately prior to such transactions) without converting the Notes held by such Holders.

(b)    No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate then effective (the “Deferral Exception”); provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment which, together with the original adjustment shall aggregate at least 1% of the then effective Conversion Rate; provided, further, that any carry forward amount shall be given effect (i) on each Conversion Date; (ii) if a Fundamental Change or Make-Whole Fundamental Change occurs; and (iii) any Redemption Date; and (iv) on and after December 15, 2026. Adjustments to the Conversion Rate under this Article 4 will be calculated to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)    Except as set forth in Sections 4.01(d), 4.06(a) and 4.12, the Conversion Rate will not be adjusted. Without limiting the foregoing, the Company will not be required to adjust the Conversion Rate on account of:

(i)    except as described in Section 4.06(a), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(ii)    the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(iii)    the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its subsidiaries;

(iv)    the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company’s outstanding as of the Issue Date;

(v)    a third-party tender offer, other than a tender offer that is subject to clause (5) of Section 4.06(a);

(vi)    the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to clause (5) of Section 4.06(a);

(vii)    a change in the par value of Common Stock; or

(viii)    accrued and unpaid interest on the Notes.

(d)    Notwithstanding Section 4.06 or any other provision of this Indenture or the Notes, if (i) a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described in Section 4.06; (ii) a Holder that has converted its Notes with a Conversion Date that occurs on or after such Ex-Dividend Date and on or prior to the related Record Date; and (iii) such Holder would be treated as the record holder, as of such Record Date, of the shares of Common Stock due in connection with such conversion (based, for the avoidance of doubt, on an adjusted Conversion Rate for such Ex-Dividend Date), then, notwithstanding the Conversion Rate adjustment provisions in Section 4.06, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such conversion. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 4.08    Notice of Adjustment. Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company will compute the adjusted Conversion Rate and promptly file with the Trustee, including in its capacity as the Conversion Agent, an Officer’s Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to send such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until a Responsible Officer of the Trustee, including in its capacity as the Conversion Agent, shall have received such an Officer’s Certificate, the Trustee, including in its capacity as the

Conversion Agent, shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the Conversion Rate has not been adjusted and that the initial Conversion Rate, or the last Conversion Rate with respect to which a Responsible Officer of the Trustee has received such Officer’s Certificate, remains in effect. Promptly after delivery of such Officer’s Certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment became effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder. Failure to send such notice or any defect therein shall not affect the validity of any such adjustment.

Section 4.09    [Reserved].

Section 4.10    Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following events occur:

(a)    any recapitalization, reclassification or change of the Common Stock other than (x) changes resulting solely from a subdivision or combination of Common Stock, (y) a change only in par value or from par value to no par value or from no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities,

(b)    a consolidation, merger, combination or statutory share exchange involving the Company, or

(c)    a sale, conveyance or lease to a third party of all or substantially all of the Company’s and the Company’s subsidiaries’ property and assets, taken as a whole, to any Person,

in each case, as a result of which holders of Common Stock are entitled to receive stock, other securities, other property or assets (including Cash or any combination thereof) with respect to or in exchange for such Common Stock, (such an event, a “Common Stock Change Event,” and such other securities, Cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, from and after the effective time of such Common Stock Change Event, (i) the consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in the provisions described under this Article 4 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (ii) for purposes of the definition of Fundamental Change and Make-Whole Fundamental Change, (x) the terms “Common Stock” and “Capital Stock” will be deemed to mean the common equity and Capital Stock, respectively (which terms will be deemed to include depositary receipts or shares representing common equity), if any, forming part of such Reference Property and (y) references to the Company will be deemed to be references to the entity that is the issuer of such common equity or Capital Stock, as applicable; and (iii) for purposes of the Optional Redemption provisions in Article 3, each reference to the Last Reported

Sale Price per share of Common Stock in such provisions, and any similar references to the Common Stock in any related definitions, will instead be deemed to be a reference to the Last Reported Sale Price per Reference Property Unit and to Reference Property, respectively. Prior to or at the effective time of such Common Stock Change Event, the Company or the successor or purchasing Person (if other than the Company), as the case may be (the Company or such other Person, as applicable, the “Successor Person”), will execute with the Trustee (subject to the Trustee’s rights as provided in this Indenture) a supplemental indenture permitted under Section 9.01(e) providing for the changes described in this Section 4.10 and such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders. If such Reference Property includes, in whole or in part, any stock or other securities, then such supplemental indenture will, to the extent applicable, provide for subsequent adjustments to the Conversion Rate in a manner consistent with the provisions described above. In addition, if the Reference Property includes, in whole or part, shares of stock or other securities or assets (other than Cash or cash equivalents) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of Holders. The Trustee shall have no responsibility whatsoever with respect to such adjustments or other provisions, and may conclusively rely on the Company’s determination that they are appropriate to preserve the economic interests of the Holders.

At and after the effective time of the Common Stock Change Event, the Last Reported Sale Price will be calculated based on the value of a Reference Property Unit. If the Common Stock Change Event causes Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. If the holders of Common Stock receive only Cash in such Common Stock Change Event, then for all conversions that occur after the effective date of such Common Stock Change Event, the consideration due upon conversion of each $1,000 principal amount of the Notes shall be solely Cash in an amount equal to the Conversion Rate in effect on the applicable Conversion Date (as may be increased by any additional shares as described under Section 4.01(d)), multiplied by the price paid per share of Common Stock in such Common Stock Change Event. The Company will notify Holders and the Trustee, including in its capacity as the Conversion Agent, in writing of the weighted average as soon as practicable after such determination is made.

The Company may not become a party to any such transaction unless its terms are consistent with the foregoing provisions. None of the foregoing provisions shall affect the rights of a Holder of Notes to convert its Notes into shares of Common Stock prior to the effective date of such transaction.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, without prejudice to the other rights of the Trustee under the Indenture, the Company will promptly file with the Trustee (i) an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including Cash) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive after any such transaction, and any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (ii) an Opinion of Counsel that all conditions precedent have been complied with. The Company will cause notice of the execution of such supplemental indenture to be sent to each Holder, at the address of such Holder as it appears on the register of the Notes, within 20 days after execution thereof. Failure to send such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 4.10 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 4.10 applies to any event or occurrence, Section 4.06(a) hereof shall not apply.

Section 4.11    Trustee’s Disclaimer.

(a)    The Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall not at any time have any duty or responsibility to determine or calculate the Conversion Rate (or any adjustment thereto), to determine when an adjustment under this Article 4 should be made to the Conversion Rate, or to determine how any adjustment should be made, what such adjustment should be, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officer’s Certificate and Opinion of Counsel, including the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. Unless and until a Responsible Officer of the Trustee receives such Officer’s Certificate delivered pursuant to Section 4.08, the Trustee not be deemed to have knowledge of any adjustment and may assume without inquiry that no such adjustment has been made and the initial Conversion Rate as defined herein, or the last adjusted Conversion Rate with respect to which the Company has delivered such an Officer’s Certificate to the Trustee and Conversion Agent, remains in effect. The Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall not be accountable for and makes no representation as to the validity or value (or the kind or amount) of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or assets or property or Cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4 or the Indenture. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be compensated, reimbursed and indemnified, are extended to and shall be enforceable by the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

(b)    Without limiting the generality of the foregoing, the Trustee, in its capacity as Trustee, Conversion Agent or otherwise, shall have no duty to determine when any of the events discussed in Section 4.10 has occurred, whether the Holders are entitled to an opportunity to determine the form of consideration into which the Notes shall be convertible in connection with any such event, how the Holders should participate in such determination, how it should be made and whether it is conducted in accordance with the provisions of Section 4.10, shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, or whether they comply with the requirements of Section 4.10, but may accept as conclusive evidence of the correctness of all of the foregoing, and shall be fully protected in relying upon, the Officer’s Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof and Section 15.08 of this Indenture.

Section 4.12    Voluntary Increase. The Company may, from time to time, to the extent permitted by applicable law and subject to the applicable rules of the principal securities exchange on which the Common Stock is then listed, increase the Conversion Rate by any amount for any period of at least 20 days. The Company will provide 15 days’ prior written notice of any such increase in the Conversion Rate to the Trustee and the Holders. The Company may make such increase in addition to those set forth in Section 4.01(d) and Section 4.06, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock, or rights to acquire stock, or from any event treated as such for income tax purposes, and it will be conclusive.

Section 4.13    Other Adjustments. Whenever any provision of this Indenture requires the calculation of the Last Reported Sale Prices over a span of multiple days (including the Stock Price for purposes of a Make-Whole Fundamental Change), the Company will make appropriate adjustments to the Last Reported Sale Price or such function thereof to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date or Effective Date of the event occurs, at any time during the period when the Last Reported Sale Prices or functions thereof are to be calculated.

Section 4.14    Exchange in Lieu of Conversion.

(a)    When a Holder surrenders any Note for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Business Day immediately following the Conversion Date, such Note to one or more financial institutions designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Note, the consideration that would otherwise be due upon conversion as described in Section 4.02. To make an Exchange Election with respect to any Note, the Company must, by the Close of Business on the Business Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent (if other than the Trustee) and the Holder of such Note and the Company must notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid or delivered, as the case may be.

(b)    Any Notes exchanged by the designated financial institution(s) will remain outstanding, subject to the Applicable Procedures, if applicable. If any financial institution agrees to accept any Notes for exchange but does not timely pay or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the Notes for exchange, then the Company will pay or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the indenture as if the Company had not made the Exchange Election.

(c)    The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such financial institution(s) to accept any Notes.

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01    Company to Furnish Trustee and Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee (a) within 15 days after each Regular Record Date a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Notes as of such Regular Record Date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company and (b) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee is the Registrar.

ARTICLE 6

SUBORDINATION

Section 6.01    Notes Subordinated to Senior Debt. The Company covenants and agrees, and each Holder of Notes, by such Holder’s acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Notes and the payment of the principal of and premium, if any, and interest on each and all of the Notes is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Section 6.01, in right of payment to the prior payment in full of all Senior Debt; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

(a)    In the event of any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in Cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in Cash, Notes or other property, on account of the principal of or premium, if any, or interest on the Notes.

(b)    In the event of any acceleration of the Final Maturity Date of the Notes because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in Cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Notes or to acquire any of the Notes (including any conversion, Optional Redemption or Cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right or otherwise), and the Company will give prompt written notice of such acceleration to such holders of Senior Debt.

(c)    In the event of and during the continuance of any Default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in Cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Notes or to acquire any of the Notes (including any conversion, Optional Redemption or Cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right); provided, however, that the issuance and delivery of shares of Common Stock and Cash in lieu of any fractional share of Common Stock upon conversion of any Notes in accordance with this Indenture and the Notes will be deemed not to constitute a payment on or with respect to any Note. The Company will give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

(d)    In the event that, notwithstanding the foregoing provisions of Sections 6.01(a), 6.01(b) and 6.01(c), any payment on account of principal of, premium, if any, or interest on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(i)    after the occurrence of an event specified in Section 6.01(a) or 6.01(b), then, unless all Senior Debt is paid in full in Cash, or other payments or other provisions satisfactory to the holders of Senior Debt shall be made therefor, or

(ii)    after the happening of an event of Default of the type specified in Section 6.01(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full in cash, or other payments or other provisions satisfactory to the holders of Senior Debt shall be made therefor or such Event of Default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 6.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives, the agent or agents or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

Section 6.02    Subrogation. Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 6.01 hereof, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or Notes of the Company applicable to such Senior Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the Holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand.

Section 6.03    Obligation of the Company is Absolute and Unconditional. Nothing contained in this Article 5 or elsewhere in the Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of Cash, property or Notes of the Company received upon the exercise of any such remedy.

Section 6.04    Maturity of or Default on Senior Debt. Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full in cash, or other payment or other provision satisfactory to the holders of Senior Debt shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest is made upon the Notes.

Section 6.05    Payments on Notes Permitted. Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, premium, if any, or interest on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any money deposited with it hereunder to the payment of the principal of, or premium, if any, or interest on the Notes.

Section 6.06    Effectuation of Subordination by Trustee. Each Holder of Notes, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article 5, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 6.07    Knowledge of Trustee. Notwithstanding the provision of this Article 5 or any other provisions of this Indenture, the Trustee, in its capacity a Trustee, Paying Agent or otherwise, shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of money to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by the Indenture shall have received written notice thereof from the Company and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such money may become payable for any purpose the Trustee shall have received the notice provided for in this Section 6.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and apply the same to the purpose for which it was received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 6.08    Trustee’s Relation to Senior Debt. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 10.06 of this Indenture. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any duties (including without limitation, any fiduciary duty) to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Nothing in this Article shall apply to claims of, or payments to, the Trustee, in any of its capacities hereunder, or pursuant to Section 10.06 of this Indenture.

Section 6.09    Rights of Holders of Senior Debt Not Impaired. No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 6.10    Modification of Terms of Senior Debt. Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of Default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.

Section 6.11    Certain Conversions Not Deemed Payment. For the purposes of this Article 6 only, and without limiting the generality of the proviso to Section 6.01(c):

(a)    the issuance and delivery of Junior Securities upon conversion of Notes in accordance with Article 4 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Notes or on account of the purchase or other acquisition of Notes, and

(b)    the payment, issuance or delivery of Cash (except in satisfaction of fractional shares pursuant to Section 4.03 hereof), property or Notes (other than Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal, premium, if any, or interest of such Note. For the purposes of this Section 6.11, the term “Junior Securities” means:

(i)    shares of any Common Stock, or

(ii)    other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such Notes to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article. Nothing contained in this Article 6 or elsewhere in the Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Note in accordance with Article 4 hereof.

Section 6.12    Relation to other Indebtedness. The Notes shall not be “Senior Debt” for purposes of the first supplemental indenture, dated October 15, 2013, by and between the Company and Wilmington Trust, relating to the 2020 Notes or the first supplemental indenture, dated August 11, 2017, by and between the Company and Wilmington Trust, relating to the 2024 Notes, but shall rank equally in right of payment with the 2020 Notes and the 2024 Notes. The 2020 Notes and the 2024 Notes shall not be “Senior Debt” for purposes of this Indenture but shall rank equally in right of payment with the Notes.

ARTICLE 7

COVENANTS

The following covenants shall apply with respect to the Notes authorized and designated under this Indenture.

Section 7.01    Payment of Notes.

(a)    The Company will promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money deposited by or on behalf of the Company in immediately available funds and designated for and sufficient to make the payment. Subject to Section 4.02 and Section 3.04, accrued and unpaid interest on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Note is registered on the Security Registrar at the Close of Business on any Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, the Fundamental Change Repurchase Price, the Redemption Price and interest, in each case if payable, shall be considered paid on the applicable date due if, as of 10:00 a.m., New York City time, on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money in immediately available funds and designated for and sufficient to pay all such amounts then due. The Company will, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and overdue installment of interest at the annual rate borne by the Notes compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)    The Company may elect to make payment to the Persons in whose names the Notes are registered at the Close of Business on a special record date for the payment of such overdue amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the overdue amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such overdue amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such overdue amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such overdue amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee of such special record date, and the Trustee, at the Company’s written request and in the name and at the expense of the Company, shall cause notice of the proposed payment of such overdue amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such overdue amounts and the special record date therefor having been so delivered, such overdue amounts shall be paid to the Persons in whose names the Notes are registered at the Close of Business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 6.01(a)(i). The Trustee shall have no responsibility whatsoever for the calculation or verification of any overdue amounts.

(ii)    The Company may make payment of any overdue amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(b)    Payment of the principal of and interest on the Notes shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Corporate Trust Administration Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal interest in respect of any Certificated Note by check or wire transfer payable in such money; provided further, that at the option of the Company payment of interest may be made by check sent to the address of the Person entitled thereto as such address appears in the register of the Notes; provided further, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 7.02    Paying Agents. If the Company shall appoint one or more Paying Agents for the Notes, other than the Trustee, the Company will cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

(a)    that it will hold all sums held by it as such agent for the payment of the principal of (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) or interest on Notes (whether such sums have been paid to it by the Company or by any other obligor of such Notes) in trust for the benefit of the Trustee and the Holders;

(b)    That it will give the Trustee prompt notice of any failure by the Company (or by any other obligor of such Notes) to make any payment of the principal of (and premium, if any) or interest on the Notes when the same shall be due and payable;

(c)    That it will, at any time during the continuance of any failure referred to in the preceding paragraph above, or otherwise of any Event of Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)    That it will perform all other duties of Paying Agent as set forth in this Indenture.

If the Company shall act as its own Paying Agent with respect to the Notes, it will on or before each due date of the principal of (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) or interest on any Notes, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) or interest so becoming due on the Notes until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Notes) to take such action. Whenever the Company shall have one or more Paying Agents for the Notes, it will, prior to each due date of the principal of (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) or interest on any Notes, deposit with the Paying Agent a sum sufficient to pay the principal (including the Redemption Price or Fundamental Change Repurchase Price, if applicable) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, Redemption Price, Fundamental Change Repurchase Price or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of this action or failure so to act.

Notwithstanding anything in this Section 7.01 to the contrary, (i) the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 3.04, and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any paying agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such money.

Section 7.03    Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 10.08, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 7.04    Annual Reports and Rule 144A Information Requirement; Additional Interest.

(a)    The Company shall timely file all quarterly and annual reports (on Form 10-K or 10-Q or any respective successor form) that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission), and within 15 days after it is required to file them with the Commission, the Company shall deliver copies of all such reports, information and other documents to the Trustee (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Reports filed by the Company with the Commission via EDGAR (or any successor thereto) will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR (or any successor thereto), provided that the Trustee shall have no obligation whatsoever to determine whether or not any such documents have been filed via EDGAR (or any successor thereto). Delivery or deemed delivery of such reports, information and documents required in this Section 7.04 to the Trustee is for informational purposes only and the Trustee’s receipt and deemed receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee is under no duty to examine any such documents delivered to the Trustee or filed via EDGAR (or any successor thereto) to ensure compliance with the provisions of the Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(b)    If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Common Stock issuable upon conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

(c)    If, at any time during the six-month period beginning on, and including, the date that is six months after the Last Original Issue Date of any Note, (x) the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), or (y) such Note is not otherwise Freely Tradable, then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable. In addition, Additional Interest shall accrue on such Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note.

(d) Any Additional Interest that accrues on a Note pursuant to this Section 7.04 will be payable on the same dates and in the same manner as the stated interest on such Note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 90 days on which Additional Interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof; provided, however, that in no event will Additional Interest, together with any Special Interest, accrue on any day on a Note at a combined rate per annum that exceeds 0.50%. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.

(e) The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof. The Company will use commercially reasonable efforts to prevent any of its controlled Affiliates from acquiring any Note (or any beneficial interest therein).

Section 7.05    Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Company (a) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (b) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 7.06    Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2020) an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default or Event of Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default or Event of Default has occurred or is continuing (and, if so, describing all such Defaults or Events of Default and what action the Company is taking or proposes to take with respect thereto).

ARTICLE 8

CONSOLIDATION; MERGER; CONVEYANCE; TRANSFER OR LEASE

Section 8.01    Company May Consolidate, Etc., Only on Certain Terms.

(a)    Subject to Section 7.02, the Company may not, without the consent of the Holders, consolidate with, merge into or transfer all or substantially all of the consolidated assets of the Company (“Reorganization Event”) to another Person (the “Reorganization Successor Corporation”) unless:

(i)    either (A) the Company will be the resulting or surviving corporation or (B) the Reorganization Successor Corporation (if other than the Company), shall (i) be a corporation organized under the laws of the United States of America or any of its political subdivisions and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

(ii)    at the time of and immediately after giving effect to such Reorganization Event, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(iii)    if the Company will not be the resulting or surviving corporation of the Reorganization Event, the Company will have, at or prior to the effective date of such Reorganization Event, delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such Reorganization Event complies with this Indenture.

Section 8.02    Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Reorganization Successor Corporation or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 8.01, the successor Reorganization Successor Corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Reorganization Successor Corporation had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Notes.

ARTICLE 9

DEFAULTS AND REMEDIES

Section 9.01    Events of Default. An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 6 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    the Company shall fail to pay when due the principal of or premium, if any, on the Notes, including the Fundamental Change Repurchase Price or Redemption Price of any Note and any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon Optional Redemption or exercise of a repurchase right or otherwise, whether or not such payment is prohibited by Article 6 hereof; or

(b)    the Company shall fail to pay an installment of interest on any of the Notes, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 6 hereof; or

(c)    the Company shall fail to deliver, when due, the consideration due upon conversion of any Note, and that failure continues for 10 days; or

(d)    the Company shall fail to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to (i) the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(e)    (i) the Company shall fail to make any payment by the end of the applicable grace period, if any, after the maturity of any indebtedness for borrowed money in an amount in excess of $100,000,000 or (ii) there is an acceleration of any indebtedness for borrowed money in an amount in excess of $100,000,000 because of a default with respect to such indebtedness without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 60 days after written notice (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(f)    the Company shall fail to provide a Fundamental Change Company Notice to the Holders and the Trustee in accordance with Section 3.01 or a notice of a Make-Whole Fundamental Change in accordance with Section 4.01; or

(g)    a court having jurisdiction enters (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company or any of its Significant Subsidiaries bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable U.S. federal or state law, or appoints a Receiver of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)    the Company or any of its Significant Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

(i)    commences as a debtor a voluntary case or proceeding;

(ii)    consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(iii)    consents to the appointment of a Receiver of it or for all or substantially all of its property;

(iv)    makes a general assignment for the benefit of its creditors;

(v)    files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(vi)    consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

Section 9.02    Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in Section 9.01(g) or 9.01(h) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 9.01(g) or 9.01(h) occurs with respect to the Company, all unpaid principal of and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing or anything to the contrary set forth in this Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 7.04 herein, will, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes. Any Special Interest that accrues on a Note will accrue at an annual rate equal to 0.25% of the outstanding principal amount of the Notes for the first 180 days on which Special Interest accrues and, thereafter, at an annual rate equal to 0.50% of the outstanding principal amount of the Notes from the 181st day to, and including, the 365th day on which Special Interest accrues. In order to exercise this right and elect to pay Special Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations, the Company must notify all Holders of the Notes and the Trustee (in writing) and Paying Agent (if other than the Trustee) of such election on or before the Close of Business on the date on which such Event of Default first occurs and comply with the other conditions of the Indenture. The Special Interest will be paid semi-annually in arrears, with the first semi-annual payment (prorated for the number of days during which the Company is in Default) due on the first Interest Payment Date following the date on which the Special Interest began to accrue on any Notes. The Special Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 7.04 herein first occurs to and including the 365th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On the 366th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 366th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 366th day, the Notes will be subject to acceleration as provided above in this Section 9.02. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. Notwithstanding anything to the contrary described in this Section 9.02, in no event will Special Interest, together with any Additional Interest that accrues pursuant to Section 7.04, accrue on any day on a Note at a combined rate per annum that exceeds 0.50%. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the stated interest that accrues on such Note and, subject to the preceding sentence, in addition to any Additional Interest that accrues on such Note. If the Company elects to pay Special Interest as the sole remedy for an Event of Default relating to the failure to comply with reporting obligations in Section 7.04, then the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the Close of Business on the date on which such Event of Default first occurs and shall deliver to the Trustee an Officer’s Certificate stating (i) a brief description of the report or reports that the Company failed to file that resulted in the Event of Default under Section 8.01(e), (ii) that the Company is electing to pay Special Interest and the date on which such Event of Default occurred, (iii) the amount of such Special Interest that is payable and (iv) the date on which such Special Interest is payable. If the Company has paid Special Interest directly to the Persons entitled to such Special Interest, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment. Nothing in this Section 9.02 shall affect the rights of Holders in the event of the occurrence of any other Event of Default.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Company and the Trustee may rescind and annul an acceleration and its consequences if:

(1)    all existing Events of Default, other than the nonpayment of principal of or interest on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, and

(2)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 9.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 9.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 9.03    Other Remedies. If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes.

Section 9.04    Waiver of Past Defaults. The Holders, either (a) through the written consent of at least a majority in aggregate principal amount of the then-outstanding Notes or (b) by the adoption of a written resolution, at a meeting of Holders of the then-outstanding Notes at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, may, on behalf of the Holders of all of the Notes, waive any past or existing Default or Event of Default and its consequences, except a Default or Event of Default:

(a)    in the payment of the principal of, or premium, if any, or interest on any Note (provided, however, that subject to Section 9.07 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment Default that resulted from such acceleration);

(b)    in respect of the right to convert any Note in accordance with Article 4; or

(c)    in respect of a covenant or provision hereof which, under Section 12.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Holders shall provide the Trustee with written notice of such waiver.

Section 9.05    Control by Majority. The Holders, either (a) through the written consent of at least a majority in aggregate principal amount of the Notes then outstanding, or (b) by the adoption of a written resolution, at a meeting of Holders of the Notes then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred to the Trustee, subject to the provisions of this Indenture. Prior to taking any such action hereunder, the Trustee will be entitled to indemnification satisfactory to it against all losses and expenses caused by taking or not taking such action. However, the Trustee may refuse to follow any direction that:

(a)    conflicts with applicable law or the Indenture,

(b)    the Trustee determines may be unduly prejudicial to the rights of the Trustee or any Holders not joining therein, or

(c)    would involve the Trustee in personal liability.

The Trustee may take any other action deemed proper by the Trustee which in the opinion of the Trustee is not inconsistent with such direction.

Section 9.06    Limitation on Suit. No Holder of any Note shall have any right to pursue any remedy with respect to this Indenture or the Notes (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(a)    such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b)    the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request to the Trustee to pursue the remedy;

(c)    such Holder or Holders have offered and, if requested, provided, to the Trustee indemnity or security satisfactory to the Trustee against any losses, costs, expenses and liabilities incurred in complying with such request;

(d)    the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of security or indemnity; and

(e)    during such 60-day period, no direction which in the opinion of the Trustee is inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Section 9.07    Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article 9, the following shall apply with respect to the Notes authorized and designated under this Indenture.

Notwithstanding any other provision in this Indenture, the Holder of any Note will have the right, which is absolute and unconditional, to bring suit for the enforcement of its right to receive payment of the principal amount, premium, including Make-Whole Premium, if any, Redemption Price, Fundamental Change Repurchase Price, interest in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, and to convert such Note in accordance with Article 4, and shall not be impaired or affected without the consent of such Holder.

Section 9.08    Collection of Indebtedness and Suits for Enforcement by the Trustee. The Company covenants that if:

(a)    a Default or Event of Default occurs in the payment of any interest on any Note when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(b)    a Default or Event of Default occurs in the payment of the principal of or premium, if any, on any Note at the Final Maturity Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 9.02 hereof) on such Notes for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest, accruing at the Interest Rate, on any overdue principal and premium, if any, and on any overdue interest and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default (other than an Event of Default specified in Section 8.01(g) or 8.01(h) hereof) occurs and is continuing, upon acceleration of the Notes, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings (or by any other available remedy) as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 9.09    Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Notes allowed in such judicial proceeding, and (2) to collect and receive any money or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 10.06 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.06 of this Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 9.10    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 9.11    Restoration of Rights and Remedies. If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 9.12    Rights and Remedies Cumulative. No right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 9.13    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Notes, as the case may be.

Section 9.14    Application of Money Collected. Subject to Article 6 hereof, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or premium, if any, or interest upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee, including its agents and attorneys;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

Section 9.15    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then outstanding, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the Final Maturity Date expressed in such Note (or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the related Fundamental Change Repurchase Date or, in the case of an Optional Redemption, on or after the related Redemption Date) or for the enforcement of the right to convert any Note in accordance with Article 4.

Section 9.16    Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 9.17    Notice of Defaults. The Trustee shall, within 90 days of the occurrence of an Event of Default, of which a Responsible Officer of the Trustee has received written notice or has actual knowledge, give to the registered Holders notice of all uncured Events of Default known to such Responsible Officer, but the Trustee shall be protected in withholding such notice if the Trustee, in good faith, determines that the withholding of such notice is in the interests of such registered Holders, except in the case of an Event of Default in the payment of the principal of, or premium, if any, or interest on, any of the Notes when due or, if applicable, in the payment of any repurchase obligation or the Redemption Price pursuant to Article 3. The Company is also required to deliver to the Trustee, within 30 days after obtaining knowledge of the occurrence of any Event of Default, written notice of such Event of Default, its status and what action the Company is taking or proposing to take in respect thereof; provided, however, that the Company is not required to deliver such notice if such Event of Default has been cured.

ARTICLE 10

CONCERNING THE TRUSTEE

Section 10.01    Certain Duties and Responsibilities of the Trustee.

(a)    The Trustee, prior to the occurrence of an Event of Default with respect to the Notes and after the curing of all Events of Default with respect to the Notes that may have occurred, shall undertake to perform with respect to the Notes such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Notes has occurred (that has not been cured or waived) of which the Trustee has knowledge, the Trustee shall exercise with respect to such Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have provided to the Trustee indemnity or security satisfactory to it in its discretion against any loss, claim, liability or expenses that might be incurred by it in compliance with such request or direction.

(b)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)    Prior to the occurrence of an Event of Default with respect to the Notes and after the curing or waiving of all such Events of Default with respect to such Notes that may have occurred:

(1)    the duties and obligations of the Trustee shall with respect to the Notes be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Notes except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)    in the absence of bad faith on the part of the Trustee, the Trustee may with respect to the Notes conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but will not be required to confirm or investigate the accuracy of any mathematical calculations or factual statements contained therein);

(ii)    the Trustee shall not be liable to any Holder or to any other Person for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Notes;

(iv)    none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(v)    the Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder;

(vi)    the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee;

(vii)    no Trustee shall have any duty or responsibility for any act or omission of any other Trustee appointed with respect to any Notes hereunder;

(viii)    Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 10.01;

(ix)    the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent if other than the Trustee or records maintained by any Registrar if other than the Trustee; and

(x)    if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

Section 10.02    Certain Rights of the Trustee. Except as otherwise provided in Section 10.01:

(a)    The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed by an authorized Officer of the Company (unless other evidence in respect thereof is specifically prescribed herein) and any resolution of the Board of Directors may be evidenced to the Trustee by a Board Resolution;

(c)    Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel;

(d)    The Trustee may consult with counsel of its selection and the opinion or advice of such counsel or, if requested, any Opinion of Counsel, shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

(e)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity acceptable to the Trustee against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default with respect to a the Notes (that has not been cured or waived) of which the Trustee has knowledge, to exercise with respect to such Notes such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his or her own affairs;

(f)    The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, bond, security, or other papers or documents or inquire as to the performance by the Company of one of its covenants under this Indenture, but the Trustee, in its discretion, may make such further inquiry into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records and premises of the Company personally or by agent or attorney and at the expense of the Company, and will incur no liability of any kind by reason of such inquiry or investigation.

(h)    The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(i)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(j)    In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k)    The Trustee agrees to accept and act upon written instructions or directions pursuant to this Indenture sent by unsecured e-mail (in PDF format) or facsimile transmission; provided, however, that such instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail (in PDF format) or facsimile instructions and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

(l)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officers’ Certificates, requests, directions, orders or demands of the Company, and to take other actions pursuant to this Indenture.

(m)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and under any Notes, and each agent, custodian and other Person employed to act under this Indenture.

(n)    The Trustee shall not be deemed to have knowledge of any Default or Event of Default (other than an Event of Default constituting the failure to pay the interest on, or the principal of, the Notes if the Trustee also serves as the paying agent for such Notes) until (i) a Responsible Officer of the Trustee shall have obtained actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default referencing this Indenture and the Notes shall have been given to the Trustee in the manner set forth in this Indenture and shall have been received by a Responsible Officer of the Trustee.

(o)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 10.03    Trustee Not Responsible for Recitals or Issuance of Notes.

(a)    The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The

Trustee shall not be responsible for any statement in any registration statement, prospectus, or any other document in connection with the offering or sale of the Notes. The Trustee shall not be responsible for any rating on the Notes or any action or omission of any rating agency.

(b)    The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

(c)    The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds of such Notes, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or established pursuant to Section 2.01, or for the use or application of any moneys received by any paying agent other than the Trustee.

Section 10.04    May Hold Notes.

The Trustee or any paying agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent or Registrar.

Section 10.05    Moneys Held in Trust.

Subject to the provisions of Section 3.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest or investment income on any moneys received by it hereunder except such as it may agree with the Company to pay thereon.

Section 10.06    Compensation and Reimbursement.

(a)    The Company shall pay to the Trustee for each of its capacities hereunder from time to time compensation for its acceptance of this Indenture and its services as the Company and the Trustee shall from time to time agree upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)    The Company shall indemnify each of the Trustee in each of its capacities hereunder against any loss, liability, claim or expense (including the cost of defending itself and including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel) incurred by it except as set forth in Section 10.06(c) in the exercise or performance of its powers, rights or duties under this Indenture as Trustee or Agent and the enforcement of this Indenture (including this Section 10.06). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees, disbursements and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. This indemnification shall apply to officers, directors, employees, shareholders and agents of the Trustee.

(c)    The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or by any officer, director, employee, shareholder or agent of the Trustee through gross negligence or willful misconduct.

(d)    To ensure the Company’s payment obligations in this Section 10.06, the Trustee shall have a lien prior to the Notes on all funds or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 10.06 shall not be subordinate to any other liability or indebtedness of the Company. When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable fees, disbursements and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any bankruptcy law. The provisions of this Section 10.06 shall survive the termination or satisfaction and discharge of this Indenture, payment in full of the Notes, and the resignation or removal of the Trustee.

Section 10.07    Corporate Trust Required; Eligibility.

There shall at all times be a Trustee with respect to the Notes issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States of America or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and subject to supervision or examination by federal, state, territorial, or District of Columbia authority.

If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.07, the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.08.

Section 10.08    Resignation and Removal; Appointment of Successor.

(a)    The Trustee or any successor hereafter appointed may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to such Notes by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the sending of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction (at the expense of the Company) for the appointment of a successor trustee with respect to such Notes, or any Holder of such Notes who has been a bona fide holder of a Note or Notes for at least six months may on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)    In case at any time any one of the following shall occur:

(i)    the Trustee shall fail to comply with the provisions of Section 10.07 after written request therefor by the Company or by any Holder who has been a bona fide holder of a Note or Notes for at least six months; or

(ii)    the Trustee shall cease to be eligible in accordance with the provisions of Section 10.07 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)    the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee with respect to all Notes and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction (at the expense of the Company) for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)    The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee for such Notes with the consent of the Company.

(d)    Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Notes pursuant to any of the provisions of this Section 10.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 10.09.

(e)    At any time there shall be only one Trustee with respect to the Notes.

Section 10.09    Acceptance of Appointment By Successor.

(a)    In case of the appointment hereunder of a successor trustee with respect to all Notes, every such successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of any amounts due to it pursuant to the provisions of Section 10.06, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder, subject to the lien provided in Section 10.06. Notwithstanding the replacement of the Trustee pursuant to this Article 10, the Company’s obligations under Section 10.06 shall continue or the benefit of the retiring Trustee.

(b)    In case of the appointment hereunder of a successor trustee with respect to the Notes, the Company, the retiring Trustee and each successor trustee with respect to the Notes shall execute and deliver an indenture supplemental hereto wherein each successor trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates, (ii) shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible or liable for any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Notes to which the appointment of such successor trustee relates have no further responsibility or liability for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture, and each such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Notes to which the appointment of such successor trustee relates; but, on request of the Company or any successor trustee, such retiring Trustee shall, upon payment of any amounts due to it pursuant to the provisions of Section 10.06, duly assign, transfer and deliver to such successor trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Notes to which the appointment of such successor trustee relates, subject to the lien provided in Section 10.06.

(c)    Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section 10.09, as the case may be.

(d)    No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article 10.

(e)    Upon acceptance of appointment by a successor trustee as provided in this Section 10.09, the Company shall transmit notice of the succession of such trustee hereunder to the Holders, as their names and addresses appear upon the Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 10.10    Merger, Conversion, Consolidation or Succession of Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, including the administration of the trust created by this Indenture, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 10.07 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

ARTICLE 11

CONCERNING THE HOLDERS

Section 11.01    Evidence of Action by Holders.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Notes in person or by agent or proxy appointed in writing.

If the Company shall solicit from the Holders of the Notes any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If a Record Date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the Record Date, but only the Holders of record at the Close of Business on the Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Notes shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Notes on the Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.

Section 11.02    Proof of Execution by Holders.

Subject to the provisions of Section 10.01 and Section 10.02, proof of the execution of any instrument by a Holder (such proof will not require notarization) or his or her agent or proxy and proof of the holding by any Person of any of the Notes shall be sufficient if made in the following manner:

(a)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b)    The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

The Trustee may require such additional proof of any matter referred to in this Section 11.02 as it shall deem necessary.

Section 11.03    Who May Be Deemed Owners.

Prior to the due presentment for registration of transfer of any Notes, the Company, the Trustee, any paying agent and any Registrar may deem and treat the Person in whose name such Note shall be registered upon the books of the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and (subject to Section 2.01) interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

Section 11.04    Certain Notes Owned by Company Disregarded.

In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent or waiver under this Indenture, the Notes that are owned by the Company or any other obligor on the Notes or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Notes that a Responsible Officer of the Trustee has been notified in writing are so owned shall be so disregarded. The Notes so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 11.04, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 11.05    Actions Binding on Future Holders.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note that is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 11.02, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note, and of any Note issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Notes.

ARTICLE 12

AMENDMENTS AND WAIVERS

Section 12.01    Without Consent of Holders. The Company and the Trustee may also amend or supplement this Indenture or the Notes without notice to or consent of any Holder of a Note for any of the following purposes:

(a)    to add to the covenants of the Company for the benefit of the Holders of Notes;

(b)    to add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(c)    to secure the Notes;

(d)    to surrender any right or power herein conferred upon the Company;

(e)    to enter into supplemental indentures as described in Section 4.10;

(f)    to provide for the assumption of the Company’s obligations to the Holders of Notes in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 8;

(g)    to increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely, in the good faith opinion of the Board of Directors, affect the interest of the Holders of Notes in any material respect and such increase is made only in compliance with the applicable rules of the principal securities exchange on which the Common Stock is then listed;

(h)    to comply with the requirements of the SEC in connection with any qualification of this Indenture and any supplemental indenture under the Trust Indenture Act, and the maintaining of any such qualification;

(i)    to evidence or provide for the acceptance of the appointment of a successor Trustee;

(j)    to provide for or confirm the issuance of Additional Notes pursuant to this Indenture;

(k)    to cure any ambiguity, omission or inconsistency, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (k) does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders of Notes in any material respect, as evidenced in an Officer’s Certificate;

(l)    conforming the provisions of this Indenture or the Notes to the section of the Offering Memorandum entitled “Description of the Notes”;

(m)    to add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however, that such action pursuant to this clause (l) does not adversely affect the interests of the Holders of Notes in any material respect in the good faith opinion of the Board of Directors; or

(n)    to comply with the Applicable Procedures.

Section 12.02    With Consent of Holders. Except as provided below in this Section 12.02, this Indenture or the Notes may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Notes or (ii) by the adoption of a written resolution, at a meeting of Holders of the Notes then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes.

Without the written consent or the affirmative vote of each Holder of Notes affected, an amendment or waiver under this Section 12.02 may not:

(a)    change the Final Maturity Date of the principal of, or any installment of interest on, any Note;

(b)    reduce the principal amount of or premium, if any, on any Note;

(c)    reduce the Interest Rate or interest on any Note;

(d)    change the currency of payment of principal of, premium, if any, or interest on any Note;

(e)    impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Note;

(f)    except as permitted by Section 4.10 hereof, adversely affect the right to convert any Note as provided in Article 4 hereof;

(g)    adversely affect the right of Holders to require the Company to repurchase the Notes in the event of a Fundamental Change or change the times at which, or the circumstances under which, the Notes may or will be repurchased by the Company;

(h)    reduce the Redemption Price or change the times at which, or the circumstances under which, the Notes may or will be redeemed by the Company;

(i)    modify the subordination provisions of the Notes in a manner adverse to the Holders of Notes;

(j)    reduce the percentage in aggregate principal amount of the Notes outstanding necessary to modify or amend the Indenture or to waive any past default; or

(k)    reduce the percentage in aggregate principal amount of the Notes outstanding required for the adoption of a resolution or the quorum required at any meeting of Holders of the Notes at which a resolution is adopted.

It shall not be necessary for any act of Holders of Notes under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 12.02 becomes effective, the Company will promptly send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 12.03    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (j) of Section 12.02. In that case, the amendment or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. Any amendment to this Indenture or the Notes shall be set forth in a supplemental indenture to the Indenture that complies with the Trust Indenture Act as then in effect.

Section 12.04    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. The Company in exchange for Notes may issue and the Trustee shall authenticate upon written request in a Company Order new Notes that reflect the amendment or waiver.

Section 12.05    Trustee Protected. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 12 or the modifications thereby of the trusts created by this Indenture, the Trustee shall not be under any responsibility to determine the correctness of any provisions contained therein, and shall receive, and (subject to Section 10.01 of this Indenture) shall be fully protected in relying upon, an Officer’s Certificate and Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that the amended or supplemental indenture has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms. Upon the written request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and only upon the receipt of the documents described in this Section and in Section 10.02 of this Indenture, and, if applicable, evidence that the consent of the Holders of the required principal amount of the outstanding Notes has been obtained, the Trustee shall sign all supplemental indentures that are authorized by and conform to the terms of this Article 12, except that the Trustee may in its discretion but shall not be obligated to, sign any supplemental indenture that in the opinion of the Trustee adversely affects its rights, protections, obligations, duties, liabilities immunities or indemnities under this Indenture or otherwise.

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01    Satisfaction and Discharge of Indenture.

(a)    This Indenture shall, subject to Section 13.01(b), cease to be of further effect with respect to the Notes if:

(i)    the Company (A) delivers all outstanding Notes (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.13 of the this Indenture) to the Trustee for cancellation or (B)(x)

irrevocably deposits or causes to be deposited with the Trustee or the Paying Agent after such Notes have become due and payable, whether at the Final Maturity Date, upon conversion, or on any Fundamental Change Repurchase Date or Redemption Date, Cash (including any Cash in lieu of fractional shares in connection with any conversion) and (y) in the case of a conversion, delivers to the converting Holders shares of Common Stock (and, if applicable, Cash in lieu of any fractional share) due upon conversion, calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture; and

(ii)    the Company has delivered to the Trustee (i) irrevocable instructions under this Indenture to apply the deposited money toward payment of the Notes at the Final Maturity Date or at such time as they otherwise are due and payable, as the case may be, and (ii) an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

(b)    Notwithstanding Section 13.01(a), the obligations of the Company in Sections 2.04 and 2.05 of this Indenture, and in this Article 13 and the other rights, powers, trusts and immunities of the Trustee under the Indenture and the Company’s obligations in connection therewith, shall survive until the Notes have been paid in full. Thereafter, the obligations of the Company in Sections 7.05, 7.06, 10.02 and 10.03 and the other rights, powers, trusts and immunities of the Trustee under the Indenture and the Company’s obligations in connection therewith shall survive such satisfaction and discharge.

(c)    The Trustee, upon request and at the expense of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute instruments acknowledging such satisfaction and discharge of this Indenture and the Notes prepared by the Company and satisfactory to the Trustee.

Section 13.02    Return of Unclaimed Money. The Trustee and the Paying Agent shall, subject to any applicable unclaimed property laws, pay to the Company upon written request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. Notwithstanding the foregoing, the Trustee and Paying Agent shall have the right to withhold payment of such money to the Company until the Trustee or Paying Agent at the expense of the Company publishes in a newspaper of general circulation in New York City, or mails to each Holder, a notice stating that such money shall be repaid to the Company if unclaimed after a date no less than 30 days from the publication of such press release or mailing of such notice. After payment to the Company, all liability of the Trustee and the Paying Agent with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 13.03    Application of Trust Funds; Indemnification. Subject to the provisions of Section 13.02, all money deposited with the Trustee pursuant to Section 13.01 will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as instructed by the Company or as the Trustee may determine, to the Holder of such Notes, of the principal, premium, if any, and interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any of the money in accordance with Section 13.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustee or Paying Agent is permitted to apply all money in accordance with Section 13.01; provided that if the Company has made any payment of principal of or interest on Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money.

ARTICLE 14

MEETING OF HOLDERS OF NOTES

Section 14.01    Purposes for Which Meetings May Be Called. A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Article 14 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Notes.

Notwithstanding anything contained in this Article 14, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Notes in accordance with its standard practices.

Section 14.02    Call Notice and Place of Meetings.

(a)    The Trustee may at any time call a meeting of Holders of Notes for any purpose specified in Section 14.01 hereof, to be held at such time and at such place in the City of New York as the Trustee shall determine. Notice of every meeting of Holders of Notes, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-outstanding Notes which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture hereof, not less than 10 nor more than 60 days prior to the date fixed for the meeting.

(b)    In case at any time the Company, pursuant to a resolution of the Board of Directors and a Company Order, or the Holders of at least 10% in principal amount of the Notes then outstanding shall have requested the Trustee to call a meeting of the Holders of Notes for any purpose specified in Section 14.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 10 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Notes in the amount specified, as the case may be, may determine the time and the place in the City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 14.03    Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Notes, a Person shall be (a) a Holder of one or more outstanding Notes or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 14.04    Quorum; Action. The Persons entitled to vote a majority in principal amount of the then-outstanding Notes shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Notes, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 12.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote at least a majority in principal amount of the Notes then outstanding.

Any resolution passed or decisions taken at any meeting of Holders of Notes duly held in accordance with this Section shall be binding on all the Holders of Notes, whether or not present or represented at the meeting.

Section 14.05    Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)    Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b)    The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Notes as provided in Section 14.02(b) hereof, in which case the Company or the Holders of Notes calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Notes represented at the meeting (even if a quorum is not established).

(c)    At any meeting, each Holder of a Note or proxy shall be entitled to one vote for each $1,000 principal amount of the Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Note or proxy.

(d)    Any meeting of Holders of Notes duly called pursuant to Section 14.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-outstanding Notes represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 14.06    Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of the Holders of Notes or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 14.02 hereof and, if applicable, Section 14.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the Trustee’s copy to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated; provided, however, that the Trustee shall not be required to take or refrain from taking any action based on any vote by the Holders at any such meeting, unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel as required this Indenture and the Holders shall have offered the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that may be incurred by taking or refraining from taking such action, or if in the opinion of the Trustee such action or inaction adversely affects its rights, protections, obligations duties, liabilities, immunities or indemnities under this Indenture or otherwise.

ARTICLE 15

MISCELLANEOUS

Section 15.01    Calculations in Respect of Notes. The Company will be responsible for making all calculations required pursuant to this Indenture, including, without limitation, calculations with respect to determinations of the Last Reported Sale Prices, accrued interest (including any Special Interest or Additional Interest) payable on the Notes, the

Conversion Price, the Conversion Rate and Make-Whole Premium. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company will provide a written schedule of such calculations to the Trustee, including in its capacity as the Conversion Agent, and the Trustee shall be entitled to conclusively rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof and shall not be responsible for such calculations. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request and at the sole cost and expense of the Company.

Section 15.02    Effect of Successors and Assigns. All the covenants, stipulations, promises and agreements in this Indenture made by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 15.03    Actions of Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

Section 15.04    Notices. Any notice or communication by the Company or the Trustee to the other or by a Holder to the Company or the Trustee is duly given if it is in writing and is delivered in person or sent by first-class mail (registered or certified, return receipt requested), facsimile transmission, or overnight air courier guaranteeing next day delivery, to the following address and, in the case of notice to the Trustee, has been actually received by a Responsible Officer of the Trustee:

if to the Company:

BioMarin Pharmaceutical Inc.

770 Lindaro Street

San Rafael, California 94901

Attention: General Counsel

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

Saint Paul, Minnesota 55101

Attention: BioMarin Pharmaceutical Inc. Administrator

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be sent electronically (in accordance with the Applicable Procedures) or by first-class mail, certified mail, return receipt requested or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar, in accordance with the Applicable Procedures. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is sent to any Holder in the manner provided above, within the time prescribed, it is duly given, whether or not the Holder receives it. Any notice given in accordance with the Applicable Procedures will be deemed to have been provided in writing.

Section 15.05    Governing Law; Jury Trial Waiver. This Indenture and each Note will be governed by and construed in accordance with the laws of the State of New York.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE OR THE NOTES.

Section 15.06    Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or relating to this Indenture, the Notes or the transactions contemplated by this Indenture or the Notes may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 15.04 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee, and each holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 15.07    Treatment of Notes as Debt. It is intended that the Notes will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

Section 15.08    Certificates and Opinions as to Conditions Precedent.

(a)    Upon any application or demand by the Company to the Trustee to take any action or omit to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate satisfactory to the Trustee stating that all conditions precedent and covenants provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel satisfactory to the Trustee stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

(b)    Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture (other than the certificate to be delivered pursuant to Section 7.06 of this Indenture) shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.09    Payments on Business Day. Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental to this Indenture in any case where the date of maturity of or Interest Payment Date of any Note or a Redemption Date or Fundamental Change Repurchase Date of any Note shall not be a Business Day, then payment of interest or principal (or the Redemption Price or Fundamental Change Repurchase Price, if applicable) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date, on account of such delay.

Section 15.10     Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 15.11    Separability. In case any one or more of the provisions contained in this Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Notes, but this Indenture and such Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 15.12    U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

Section 15.13    Force Majeure. In no event shall the Trustee, the Registrar, any paying agent or any other agent under this Indenture be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee, the Registrar, any paying agent or any other agent under this Indenture shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 15.14    Table of Contents; Headings. The table of contents and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

BIOMARIN PHARMACEUTICAL INC.

By	/s/ G. Eric Davis
Name: G. Eric Davis
Title: EVP, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By	/s/ R. Prokosch
Name: Richard Prokosch
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

[Insert Restricted Note Legend, if applicable]

THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B)	PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D)	PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR

(E)	PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.1

[1]

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture.

BIOMARIN PHARMACEUTICAL INC.

1.25% Senior Subordinated Convertible Notes due 2027

CUSIP No.:	[ ][Insert for a “restricted” CUSIP number: 2]	Certificate No. [ ]
ISIN No.:	[ ] [Insert for a “restricted” ISIN number: 2]

BioMarin Pharmaceutical Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of [                                                             ] Dollars ($                ) on May 15, 2027.

Interest Payment Dates:    May 15 and November 15 of each year, commencing [            ].

Regular Record Dates:    May 1 and November 1 of each year (whether or not a Business Day).

This Note shall bear interest as specified on the other side of this Note. This Note is convertible as specified on the other side of this Note.

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

[SIGNATURE PAGE FOLLOWS]

[2]

This Note will be deemed to be identified by CUSIP No. [    ] and ISIN No. [    ] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of                     ,         .

BioMarin Pharmaceutical Inc.

By:

Trustee’s Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:

Authorized Signatory:

[FORM OF REVERSE SIDE OF NOTE]

BIOMARIN PHARMACEUTICAL INC.

1.25% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2027

1.	INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 1.25% per annum. The Company shall pay interest semiannually in arrears on May 15 and November 15 of each year (each, an “Interest Payment Date”), commencing on [date]. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from [date]; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, such Interest Payment Date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Holder elects to require the Company to repurchase this Note pursuant to Section 5 of this Note, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Notes are registered as of the Close of Business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Note at the Close of Business on a Regular Record Date shall be entitled to receive interest on such Note on the corresponding Interest Payment Date. A Holder of any Note which is converted after the Close of Business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Note whose Final Maturity Date is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Note, notwithstanding the conversion of such Note prior to such Interest Payment Date. However, any such Holder which surrenders any such Note for conversion during the period between the Close of Business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Note so converted (but excluding any overdue interest on the principal amount of such Note so converted that exists at the time such Holder surrenders such Note for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Note for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Note (a) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the Business Day following such Interest Payment Date, (b) to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to the Note, (c) if the Company has specified a Redemption Date that is after such Regular Record Date and on or prior to the Business Day following such Interest Payment Date or (d) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Note so converted at the time such Holder surrenders such Note for conversion.

Therefore, for the avoidance of doubt, all record holders on the Regular Record Date immediately preceding the Final Maturity Date will receive the full interest payment due on the Final Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

2.	METHOD OF PAYMENT

The Company shall pay interest on this Note (except defaulted interest) to the Person who is the Holder of this Note at the Close of Business on May 1 and November 1 (whether or not a Business Day), as the case may be (each, a “Regular Record Date”), immediately preceding the related Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Note to the Holder thereof by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may send an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.	PAYING AGENT, REGISTRAR, CONVERSION AGENT AND NOTICE AGENT

Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar, Conversion Agent and Notice Agent. The Company may change any Paying Agent, Registrar, Conversion Agent and Notice Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4.	INDENTURE, LIMITATIONS

This Note is one of a duly authorized issue of Notes of the Company designated as its 1.25% Senior Subordinated Convertible Notes Due 2027 (the “Notes”), initially limited to the aggregate principal amount of $550,000,000 all issued or to be issued under an Indenture, dated as of May 14, 2020, between the Company and the Trustee, (the “Indenture”). If the Initial Purchasers exercise the Shoe Option, then there will be originally issued up to an additional 50.0 million dollars ($50,000,000) principal amount of Notes pursuant to such exercise, subject to the provisions of this Indenture. The terms of this Note include those stated in the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of them.

The Notes are senior subordinated unsecured obligations of the Company. The Indenture does not limit the incurrence of additional Notes (subject to certain conditions) or other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

5.	PURCHASE OF NOTES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for Cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on a Fundamental Change Repurchase Date, which will be a Business Day, specified by the Company that is no more than 35, nor less than 20, Business Days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company Notice shall be given by the Company to the Trustee and the Holders as provided in the Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Indenture.

6.	REDEMPTION AT THE OPTION OF THE COMPANY

The Company may redeem the Notes prior to the Final Maturity Date in accordance with the terms and conditions specified in the Indenture. The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

7.	CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Note that is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof.

Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make-Whole Premium, in addition to the consideration due upon conversion of such Note.

The Conversion Rate shall be initially equal to 7.2743 shares of Common Stock per $1,000 principal amount of the Notes. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Note. Instead, the Company shall pay a Cash adjustment as provided in the Indenture. Subject to the terms of the Indenture, upon conversion of any Note, the Company deliver to the converting Holder in respect of each $1,000 principal amount of the Notes being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion, together with Cash, if applicable, in lieu of delivering any fractional share of Common Stock.

8.	SUBORDINATION

The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9.	DENOMINATIONS, TRANSFER, EXCHANGE

The Notes are in registered form, without coupons, in minimum denominations of $1,000 in principal amount and integral multiples of $1,000 in excess thereof. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.	PERSONS DEEMED OWNERS

The Holder of a Note may be treated as the owner of it for all purposes.

11.	UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will, subject to any applicable unclaimed property laws, pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

12.	DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Notes and the Indenture if the Company (A) delivers all outstanding Notes to the Trustee for cancellation or (B)(x) deposits with the Trustee or the Paying Agent after such Notes have become due and payable, whether at stated maturity, upon conversion, or on any Fundamental Change Repurchase Date or Redemption Date, Cash (including any Cash in lieu of fractional shares in connection with any conversion) and (y) in the case of a conversion, delivers to the converting Holders shares of Common Stock (and, if applicable, Cash in lieu of any fractional share) due upon conversion, calculated in accordance with this Indenture sufficient to satisfy all obligations due on all outstanding Notes and pays all other sums payable under this Indenture.

13.	AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Certain waivers or consents require the consent of the Holder of a Note to be binding on such Holder. Any such consent or waiver by the Holders of this Note shall be conclusive and binding upon such Holders and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note or such other Note. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

14.	SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

15.	DEFAULTS AND REMEDIES

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

16.	TRUSTEE DEALINGS WITH THE COMPANY

U.S. Bank National Association, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

17.	NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

18.	AUTHENTICATION

This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.	ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

20.	CUSIP NUMBERS

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on this Note. No representation is made as to the accuracy of such numbers either as printed on this Note or otherwise and reliance may be placed only on the other identification numbers placed thereon.

21.	INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed in such state.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: BioMarin Pharmaceutical Inc., 770 Lindaro Street, San Rafael, California, 94901, Attention: Corporate Counsel, Facsimile No.: (415) 382-7889, Telephone No.: (415) 506-6700.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Notes Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

TRANSFEROR ACKNOWLEDGEMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

1. ☐	Such Transfer is being made to the Company or a Subsidiary of the Company.

2. ☐	Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.

3. ☐

Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.

4. ☐

Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Dated:

(Legal Name of Holder)

By:

Name:

Title:

Signature Guaranteed:

(Participant in a Recognized Signature

    Guarantee Medallion Program)

By:

Authorized Signatory

TRANSFEREE ACKNOWLEDGEMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Dated:

                (Name of Transferee)

By:
Name:
Title:

CONVERSION NOTICE

To convert this Note, check the box:

☐

To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000 in excess thereof): $            .

If you want the Cash paid to another Person or the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Notes Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To:	BioMarin Pharmaceutical Inc.

The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from BioMarin Pharmaceutical Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Note, or the portion thereof (which is $1,000 in principal amount or an integral multiple of $1,000 in excess thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:                                                                                           Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Note in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges, purchases, repurchases, redemptions or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Note	Amount of Increase in Principal Amount of this Note	Principal Amount of this Global Note following Each Increase or Decrease	Signature of Authorized Officer of Trustee